QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ARTHROCARE CORPORATION
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ARTHROCARE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2013

TO THE STOCKHOLDERS:

        Notice is hereby given that the 2013 Annual Meeting of Stockholders of ArthroCare Corporation, a Delaware corporation (the "Company"), is to be held on Wednesday, May 22, 2013 at 2:00 p.m., local time, at the Company's principal executive offices located at 7000 W. William Cannon, Building One, Austin, Texas 78735, for the following purposes

  (1)
  To elect eight directors of the Company to hold office until the next annual meeting or until their successors are duly elected and qualified.

  (2)
  To approve, by non-binding vote, the compensation of the Company's named executive officers.

  (3)
  To ratify the appointment of the Company's independent registered public accounting firm for the 2013 fiscal year.

  (4)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        These matters are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on Monday, March 27, 2013 are entitled to vote at the Annual Meeting.

        All stockholders are cordially invited to attend our Annual Meeting in person. However, to assure your representation at our Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Alternatively, you are urged to vote via the Internet. Instructions for voting via the Internet will be mailed to you on or about April 8, 2013. Those instructions are also available on our website at www.arthrocare.com, under the "investor relations" tab. Any stockholder attending our Annual Meeting may vote in person even if such stockholder has returned a proxy.

By Order of the Board of Directors
David Fitzgerald
President and Chief Executive Officer

Austin, Texas
April 1, 2013

IMPORTANT NOTICE

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. ALTERNATIVELY, YOU CAN VOTE VIA THE INTERNET. INSTRUCTIONS FOR VOTING VIA THE INTERNET WILL BE MAILED TO YOU ON OR ABOUT APRIL 8, 2013. THOSE INSTRUCTIONS ARE ALSO AVAILABLE ON OUR WEBSITE AT WWW.ARTHROCARE.COM, UNDER THE "INVESTOR RELATIONS" TAB. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

THIS PROXY STATEMENT AND THE 2012 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE FOR VIEWING, PRINTING AND DOWNLOADING AT http://www.proxyvote.com

ARTHROCARE CORPORATION

PROXY STATEMENT

 2013 ANNUAL MEETING OF STOCKHOLDERS

        The enclosed proxy is solicited on behalf of ArthroCare Corporation, a Delaware corporation (the "Company"), for use at the 2013 Annual Meeting of Stockholders (the "Annual Meeting"), which is to be held Wednesday, May 22, 2013 at 2:00 p.m., local time for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's corporate office located at 7000 W. William Cannon, Building One, Austin, Texas 78735. The Company's telephone number is (512) 391-3900.

        A notice with instructions for accessing the proxy materials and voting via the internet will be mailed to all stockholders entitled to vote at the Annual Meeting on or about April 8, 2013.

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 22, 2013:

        This Proxy Statement and the 2012 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com

PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and on page two of this Proxy Statement. In addition, each proposal is described in more detail in the sections entitled "Proposal No. 1," "Proposal No. 2" and "Proposal No. 3" to this Proxy Statement.

INFORMATION CONCERNING SOLICITATION AND VOTING RECORD DATE AND VOTING SECURITIES

        Stockholders of record at the close of business on Monday, March 27, 2013 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. The Company has one series of common shares outstanding, designated common stock, and one series of preferred shares outstanding, designated Series A 3.00 percent Redeemable Convertible Preferred Stock. Both the common stock and preferred stock have a par value of $0.001 per share. As of the Record Date, there were 32,117,740 shares of the Company's common stock issued and 28,175,665 shares outstanding of the Company's common stock held by 168 stockholders of record, and 75,000 shares of the Series A 3.00 percent Redeemable Convertible Preferred Stock, $0.001 par value, issued and outstanding and held of record by OEP AC Holdings, LLC.

VOTING, QUORUM, ABSTENTIONS, AND BROKER NON-VOTES

        Each stockholder is entitled to one vote for each share of common stock held as of the Record Date. Each holder of our Series A 3.00 percent Redeemable Convertible Preferred Stock will vote with the common stock on an as-converted basis, including any applicable make-whole adjustment. At the Record Date, the holder of our preferred stock is entitled to vote 5,805,921 shares on an as-converted basis representing approximately 17.2 percent of all outstanding voting securities.

        Stockholders will not be entitled to cumulate their votes in the election of directors (Proposal No. 1). A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting is required for the election of directors (Proposal No. 1). For the advisory vote on the compensation of our named executive officers (Proposal No. 2) and the ratification of the appointment of the Company's independent registered public accounting firm for the 2013 fiscal year (Proposal No. 3), the affirmative vote of the holders of a majority of the stock having voting power present in person at the Annual Meeting or represented by proxy is required for approval.

        The required quorum for the transaction of business at the Annual Meeting is a majority in voting power of the shares of common and preferred stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present in person or represented by proxy. All votes, including abstentions and broker non-votes, that are present in person at the Annual Meeting or by proxy and that are entitled to vote at the Annual Meeting will be treated as "present" for the purpose of establishing a quorum.

        If shares are held through a broker, the broker will have the discretion to vote such shares on certain matters, but not on other matters specified under NASDAQ and SEC rules. As a result:

  •
  The broker will not have the authority to exercise discretion to vote shares with respect to the election of directors and the advisory vote on executive compensation.

  •
  Brokers will have the authority to exercise discretion to vote shares with respect to the appointment of the independent registered public accounting firm, as permitted under NASDAQ rules.

        Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Therefore, in the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

        Broker non-votes, however, shall be treated differently. In a 1988 Delaware case, Berlin v. Emerald Partners, the Supreme Court of Delaware stated that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining "voting power present" with respect to the particular proposal on which the broker lacks authority to vote. Consequently, broker non-votes with respect to each of the proposals set forth in this Proxy Statement will not be considered voting power present or shares entitled to vote and, accordingly, will not affect the determination as to whether the requisite majority of votes of stock having voting power present in person or represented by proxy has been obtained with respect to such proposals. Therefore, for purposes of the election of directors (Proposal No. 1) neither abstentions nor broker non-votes will have any effect on the outcome of the votes. For the advisory vote on the compensation of our named executive officers (Proposal No. 2) and the ratification of our independent registered public accounting firm for the 2013 fiscal year (Proposal No. 3), abstentions will have the same practical effect as votes against these proposals, and broker non-votes will not have any effect on the outcome of the vote.

        PROXIES IN THE ACCOMPANYING FORM THAT ARE PROPERLY EXECUTED AND RETURNED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY. ANY PROPERLY EXECUTED PROXY ON WHICH THERE

ARE NO INSTRUCTIONS INDICATED ABOUT A SPECIFIED PROPOSAL WILL BE VOTED AS FOLLOWS:

  (I)
  FOR THE ELECTION OF THE EIGHT PERSONS NAMED IN THIS PROXY STATEMENT AS THE BOARD OF DIRECTORS' NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

  (II)
  TO APPROVE, BY NON-BINDING VOTE, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

  (III)
  TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2013 FISCAL YEAR.

NO BUSINESS OTHER THAN THAT SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS IS EXPECTED TO COME BEFORE THE ANNUAL MEETING. SHOULD ANY OTHER MATTER REQUIRING A VOTE OF STOCKHOLDERS PROPERLY ARISE, THE PERSONS NAMED AS PROXIES WILL VOTE THE SHARES THEY REPRESENT AS THE BOARD OF DIRECTORS MAY RECOMMEND. THE PERSONS NAMED AS PROXIES MAY ALSO, AT THEIR DISCRETION, VOTE THE PROXY TO ADJOURN THE ANNUAL MEETING.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SOLICITATION OF PROXIES

        The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram. The Company has excluded fees for attorneys, accountants, public relations or financial advisors, solicitors, advertising, printing, transportation, litigation and other costs incidental to the solicitation by the amount normally expended for a solicitation for an election of directors in the absence of a contest, a non-binding advisory vote on the compensation provided to our named executive officers, ratification of a company's independent registered public accounting firm, and costs represented by salaries and wages of regular employees and officers.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Any proposal presented by a stockholder for inclusion in the Company's proxy materials for the 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934 must be received at the Company's principal executive offices no later than December 2, 2013. Stockholders are also advised to review the Company's bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Under our current bylaws, a stockholder may propose business to be considered by the stockholders at the 2014 Annual Meeting (but not to be included in the Company's proxy statement) if 1) the stockholder is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving notice of the proposed business and at the time of the 2014

Annual Meeting, 2) is entitled to vote at the 2014 Annual Meeting, and 3) that stockholder's notice of the proposed business and the additional information and materials required by our current bylaws is delivered to, or mailed and received at, the principal executive office of the Company not before January 22, 2014 and no later than February 21, 2014.

        The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Stockholders wishing to nominate director candidates should read the section entitled "Board Meetings and Committees—Nominating and Corporate Governance Committee."

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one (1) Notice of Internet Availability of Proxy Materials and our Annual Report may have been sent to multiple stockholders residing in a single household. We will promptly deliver a separate copy of either document to any stockholder who contacts our Company's Investor Relations Department at (512) 391-3900 or by mail addressed to Investor Relations, ArthroCare Corporation, 7000 W. William Cannon, Building One, Austin, Texas 78735, requesting such copies. If stockholders are receiving multiple copies of our Notice of Internet Availability of Proxy Materials and Annual Report at such stockholders' household and would instead like to receive only a single copy of our Notice of Internet Availability of Proxy Materials and Annual Report at such stockholders' household in the future, stockholders should contact their broker, other nominee record holder, or our Investor Relations Department at the telephone number or address provided above to request mailing of a single copy of the Notice of Internet Availability of Proxy Materials and Annual Report.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's common stock as of March 27, 2013 by:

  •
  each of the Company's directors,

  •
  each Executive Officer named in the Summary Compensation Table in this proxy statement,

  •
  all directors and executive officers of the Company as a group, and

  •
  each person known by the Company to beneficially own more than 5 percent of the Company's common stock (based on information supplied in Schedules 13D and 13G filed with the Securities and Exchange Commission).

As of March 27, 2013 there were 28,175,665 shares of our common stock outstanding.

 Security Ownership of Beneficial Owners of More Than Five Percent of Our Stock:

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Common Stock	OEP AC Holdings, LLC, c/o One Equity Partners LLC, 320 Park Avenue, 18th Floor, New York, New York 10022(4)	5,862,469	17.2%
Common Stock	Westfield Capital Management Company, LP, 1 Financial Center, Boston, Massachusetts, 02111(5)	2,456,957	8.7%
Common Stock	BlackRock Inc. 40 East 52nd Street New York, NY 10022	2,318,358	8.2%
Common Stock	HealthCor Management, LP, 152 West 57th Street, 43rd floor, New York, New York,10019(6)	2,225,000	7.9%
Common Stock	Small Cap World Fund, Inc., 333 South Hope Street, Las Angeles, CA 90071(7)	2,214,748	7.9%
Common Stock	Steven A. Cohen, L.P. 72 Cummings Point Road, Stamford, Connecticut 06902(8)	1,749,689	6.2%
Common Stock	The Vanguard Group, Inc., 100 Vanguard Blvd, Malvern, PA 19355(9)	1,535,332	5.4%

Security Ownership of Our Management and Directors:(10)

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Board of Directors
Common Stock	Barbara D. Boyan(11)	86,506	*
Common Stock	James G. Foster(12)	47,322	*
Common Stock	Terrence E. Geremski(13)	52,575	*
Common Stock	Tord B. Lendau(14)	61,244	*
Common Stock	Peter L. Wilson(15)	91,504	*
Common Stock	Gregory A. Belinfanti, One Equity Partners LLC, 320 Park Avenue, 18th Floor, New York, New York 10022(16)	5,862,469	17.2%
Common Stock	Christian P. Ahrens, One Equity Partners LLC, 320 Park Avenue, 18th Floor, New York, New York 10022(17)	5,862,469	17.2%
Executive Management
Common Stock	David Fitzgerald(18)	420,662	1.5%
Common Stock	Todd Newton(19)	160,653	*
Common Stock	Scott Schaffner(20)	78,599	*
Common Stock	Jean Woloszko(21)	128,723	*
Common Stock	James L. Pacek(22)	107,665	*
Common Stock	All directors and executive officers as a group	7,097,922	25.2%

*
Represents less than 1% of the Company's outstanding common stock.

(1)
The address for all executive officers and directors, except for Gregory Belinfanti and Christian Ahrens, is c/o ArthroCare Corporation, 7000 W. William Cannon, Building One, Austin, Texas 78735.

(2)
Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)
The applicable percentage ownership for Board members and executive officers is based on the shares of common stock outstanding together with applicable options for such stockholder as of March 27, 2013. The applicable percentage ownership for all other beneficial owners listed in the table is based on the number of outstanding shares as of March 27, 2013, as indicated in the relevant 13G filings described in the footnotes below. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of common stock subject to the options or other convertible securities currently exercisable, or exercisable within 60 days of March 27, 2013, are deemed outstanding for computing the percentage ownership of the person holding such options or other convertible securities, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)
Includes 75,000 shares of Series A 3.00% Redeemable Convertible Preferred Stock held directly by OEP, which are convertible into approximately 5,805,921 shares of common stock. Also includes 20,426 shares of vested common stock awards, 14,616 shares of deferred restricted stock awards that have vested or vest within 60 days of March 27, 2013 and 21,506 shares of unvested restricted stock awards. The managing member of OEP is One Equity Partners III, L.P., a Cayman Islands limited partnership, of which the sole general partner is OEP General Partner III, L.P., a Cayman Islands limited partnership, of which the sole general partner is OEP Holding, of which the sole stockholder is Bank One Investment Corporation, a Delaware corporation, of which the sole stockholder is JP Morgan Capital Corporation, a Delaware corporation, of which the sole stockholder is Banc One Financial LLC, a Delaware limited liability company, of which the sole member is JPMorgan Chase & Co., a Delaware corporation. Messrs. Ahrens and Belinfanti are officers of OEP holdings as well as directors or ArthroCare.

(5)
As reported in a Schedule 13G filed on February 8, 2013 by Westfield Capital Management Company, LP. Westfield Capital Management Company, LP, had the sole power to vote or direct the vote of 1,800,006 shares and the sole power to dispose or direct the disposition of 2,456,957 shares.

(6)
As reported in a Schedule 13G filed on February 14, 2013 by HealthCor Management L.P. ("HealthCor") is the investment manger of HealthCor Offshore Master Fund, L.P., HealthCor Hybrid Offshore Master Fund, L.P., and HealthCor Long Offshore Master Fund, L.P. (collectively the "Funds") and as such maintains voting and investing power with respect to securities held of record by the Funds. HealthCor reports that HealthCor Offshore GP, LLC; HealthCor Group GP, LLC; HealthCor Hybrid Offshore GP, LLC; HealthCor Long Master GP, LLC; HealthCor Associates, LLC; Arthur Cohen and Joseph Healey may share beneficial ownership of these shares.

(7)
As reported in a Schedule 13G filed on February 13, 2013 by SMALLCAP World Fund, Inc. SMALLCAP World Fund, Inc is the beneficial owner of 2,214,748 shares of our common stock but does not maintain the sole or shared rights to vote or dispose of shares beneficially owned. Through a investment management agreement and as a result of CMC acting as an investment advisor, the sole power to vote and dispose of 2,149,490 shares is maintained by Capital Research Global Investors.

(8)
Per the Schedule 13G filed on February 14, 2013, Mr. Cohen does not own any shares directly. Pursuant to an investment management agreement, SAC Capital Advisors LP maintains investment and voting power with respect to the 1,5738,875 shares held by SAC Capital Associates and SAC MultiQuant Fund. SAC Capital Advisors Inc. is the general partner of SAC Capital Advisors LP. Pursuant to an investment management agreement, CR Intrinsic Investors maintains investment and voting power with respect to the 160,814 shares held by CR Intrinsic Investments. Pursuant to an investment management agreement, Sigma Management maintains investment and voting power with respect to the 50,000 shares held by Sigma Capital Associates. Mr. Cohen controls each of SAC Capital Advisors Inc., CR Intrinsic Investors and Sigma Management. CR Intrinsic Investments is a wholly owned subsidiary of SAC Capital Associates. As of December 31, 2012, by reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, each of (i) SAC Capital Advisors LP, SAC Capital Advisors Inc. and Mr. Cohen may be deemed to beneficially own 1,538,875 Shares (constituting approximately 5.5% of the Shares outstanding); (ii) CR Intrinsic Investors and Mr. Cohen may be deemed to beneficially own 160,814 Shares (constituting approximately 0.6% of the Shares outstanding); and (iii) Sigma Management and Mr. Cohen may be deemed to beneficially own 50,000 Shares (constituting approximately 0.2% of the Shares outstanding). Each of SAC Capital Advisors LP, SAC Capital Advisors Inc., CR Intrinsic Investors, Sigma Management and Mr. Cohen disclaims beneficial ownership of any of the securities covered by this statement, and SAC Capital Associates disclaims beneficial ownership of any securities held by CR Intrinsic Investments.

(9)
As reported in a Schedule 13G filed on February 11, 2012 by The Vanguard Group, Inc. The Vanguard Group, Inc. had the sole power to vote or direct the vote of 40,085 shares, the sole power to dispose or direct the disposition of 1,496,447 shares and the shared dispositive power of 38,885 shares.

(10)
The disclosure provided was taken from information submitted by the director or officer and company records.

(11)
Includes 71,432 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 27, 2013, 11,129 shares of deferred restricted stock units that are vested or vest with in 60 days of March 27, 2013 and 3,945 of unvested restricted stock units.

(12)
Includes 31,623 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 27, 2013, 11,754 shares of deferred restricted stock units that are vested or vest with in 60 days of March 27, 2013 and 3,945 of unvested restricted stock units.

(13)
Includes 36,814 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 27, 2013, 11,816 shares of deferred restricted stock units that are vested or vest with in 60 days of March 27, 2013 and 3,945 of unvested restricted stock units.

(14)
Includes 46,432 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 27, 2013, 10,867 shares of deferred restricted stock units that are vested or vest with in 60 days of March 27, 2013 and 3,945 of unvested restricted stock units.

(15)
Includes 25,763 shares of common stock, 47,005 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 27, 2013, 12,291 shares of deferred restricted stock units that are vested or vest with in 60 days of March 27, 2013, 3,945 of unvested restricted stock units, and 2,500 shares with shared distribution rights.

(16)
Includes 75,000 shares of Series A 3.00% Redeemable Convertible Preferred Stock held directly by OEP, which are convertible into approximately 5,805,921 shares of common stock. Also includes 20,426 shares of vested common stock awards, 14,616 shares of deferred restricted stock awards that have vested or vest within 60 days of March 27, 2013 and 21,506 shares of unvested restricted stock awards. The managing member of OEP is One Equity Partners III, L.P., a Cayman Islands limited partnership, of which the sole general partner is OEP General Partner III, L.P., a Cayman Islands limited partnership, of which the sole general partner is OEP Holding, of which the sole stockholder is Bank One Investment Corporation, a Delaware corporation, of which the sole stockholder is JP Morgan Capital Corporation, a Delaware corporation, of which the sole stockholder is Banc One Financial LLC, a Delaware limited liability company, of which the sole member is JPMorgan Chase & Co., a Delaware corporation. Messrs. Ahrens and Belinfanti are officers of OEP holdings as well as directors or ArthroCare.

(17)
Includes 75,000 shares of Series A 3.00% Redeemable Convertible Preferred Stock held directly by OEP, which are convertible into approximately 5,805,921 shares of common stock. Also includes 20,424 shares of vested common stock awards, 14,616 shares of deferred restricted stock awards that have vested or vest within 60 days of March 27, 2013 and 21,506 shares of unvested restricted stock awards. The managing member of OEP is One Equity Partners III, L.P., a Cayman Islands limited partnership, of which the sole general partner is OEP General Partner III, L.P., a Cayman Islands limited partnership, of which the sole general partner is OEP Holding, of which the sole stockholder is Bank One Investment Corporation, a Delaware corporation, of which the sole stockholder is JP Morgan Capital Corporation, a Delaware corporation, of which the sole stockholder is Banc One Financial LLC, a Delaware limited liability company, of which the sole member is JPMorgan Chase & Co., a Delaware corporation. Messrs. Ahrens and Belinfanti are officers of OEP holdings as well as directors or ArthroCare.

(18)
Includes 127,994 shares of common stock, 196,409 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 27, 2013, and 24,585 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 27, 2013, 351 shares held in 401(k) plan \and 71,674 of qualifying unvested restricted stock awards as of March 27, 2013.

(19)
Includes 20,711 shares of common stock, 110,351 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 27, 2013, and 6,069 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 27, 2013, 348 shares held in 401(k) plan and 23,522 of qualifying unvested restricted stock awards as of March 27, 2013.

(20)
Includes 3,333 shares of common stock, 56,486 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 27, 2013, and 1,816 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 27, 2013, 240 shares held in 401(k) plan and 16,964 of qualifying unvested restricted stock awards as of March 27, 2013.

(21)
Includes 34,533 shares of common stock, 73,585 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 27, 2013, and 2,271 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 27, 2013, 762 shares held in 401(k) plan and 18,334 of qualifying unvested restricted stock awards as of March 27, 2013.

(22)
Includes 10,577 shares of common stock, 82,513 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 27, 2013, and 2,570 shares of common stock releasable upon restricted stock units and awards which vest within 60 days of March 27, 2013, 820 shares held in 401(k) plan and 12,005 of qualifying unvested restricted stock awards as of March 27, 2013.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

NOMINEES

        The Company's Board of Directors currently consists of eight members, and a Board of eight directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them at the Annual Meeting for the eight current directors of the Company named as nominees below. The proxies cannot be voted for a greater number of persons than the number of nominees nominated. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holder will vote all proxies received by him to assure the election of as many of the Board of Directors' nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until that person's successor has been elected and qualified.

VOTE REQUIRED

        As required by the Company's bylaws, directors must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the eight nominees receiving the highest number of affirmative votes of the votes cast shall be elected as directors of the Company for the ensuing year.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES NAMED IN THIS PROPOSAL NO. 1.

DIRECTOR NOMINEES

        Set forth below is information regarding each nominee for election to our Board of Directors, including his or her age as of March 27, 2013, his or her positions and offices held with the Company and certain biographical information:

Name of Nominee(1)	Age	Position and Offices Held in the Company	Director Since
David Fitzgerald	79	Director, President and CEO	April 2003
Christian P. Ahrens(2)	36	Director	September 2009
Gregory A. Belinfanti(3)	38	Director	September 2009
Barbara D. Boyan, Ph.D.(2)(3)	64	Director	March 2004
James G. Foster(4)	66	Director	August 2002
Terrence E. Geremski(4)	65	Director	December 2006
Tord B. Lendau(4)	56	Director	June 2001
Peter L. Wilson(2)(3)	68	Director	June 2001

(1)
There are no family relationships among any directors or executive officers of the Company.

(2)
Member of Compensation Committee

(3)
Member of Nominating and Corporate Governance Committee

(4)
Member of Audit Committee

        David Fitzgerald became a director of the Company in April 2003 and President and Chief Executive Officer in February 2009. Mr. Fitzgerald spent twenty-five years in management positions at Pfizer, Inc., serving as President and Chief Executive Officer of its Howmedica division during his last fifteen years with the company, prior to retiring in 1996. Mr. Fitzgerald has served as a Director for public companies such as: LifeCell Corporation from 2001 to 2008 and Chairman of Orthovita, Inc. from 2002 to 2009. He holds a B.S. from American International College and a M.B.A. from New York University. The Board nominated Mr. Fitzgerald to serve as a director due to his extensive years of executive experience in leading and directing global, technology-dependent medical device companies. Following the recommendation of the Nominating and Corporate Governance Committee, the Board, with Mr. Fitzgerald abstaining, approved the waiver for Mr. Fitzgerald of the Company's policy that all directors resign after reaching 75 years of age.

        Christian P. Ahrens became a director of the Company in September 2009. He is currently a Managing Director of One Equity Partners (OEP) and, prior to joining OEP in 2001, worked at Goldman Sachs. Mr. Ahrens currently serves on the board of directors of certain private portfolio companies of OEP. Mr. Ahrens received his A.B. from Princeton University. OEP is entitled to nominate as part of the slate of nominees recommended by the Board of Directors (and the Company will use its reasonable best efforts to have such nominees elected as members of the Board of Directors) two individuals to serve on the Board of Directors until the date on which OEP ceases to own at least 15 percent of the Company's voting securities. In addition, OEP is entitled as the holder of the Company's preferred stock to vote separately, to the exclusion of the holders of common stock, to elect two directors to the Company's Board of Directors. OEP has nominated Mr. Ahrens and the Board is nominating Mr. Ahrens to serve as a director due to his extensive capital markets experience.

        Gregory A. Belinfanti became a director of the Company in September 2009. Mr. Belinfanti is currently a Managing Director of OEP and, prior to joining OEP in 2006, served as a Vice President in the Investment Banking division of Lehman Brothers, specializing in Global Healthcare. He currently serves on the board of directors of certain private portfolio companies of OEP. Mr. Belinfanti received his B.A. from New York University and his J.D. from Harvard Law School. OEP has nominated

Mr. Belinfanti and the Board is nominating Mr. Belinfanti to serve as a director due to his extensive capital markets experience.

        Barbara D. Boyan, Ph.D. became a director of the Company in March 2004. Beginning January 1, 2013, Dr. Boyan became Dean of the School of Engineering at the Virginia Commonwealth University in Richmond Virginia, where she also holds the William H. and Alice T. Goodwin Chair in Biomedical Engineering. From 2002 until 2012, Dr. Boyan was a Professor in the Wallace H. Coulter Department of Biomedical Engineering at Georgia Tech and Emory University, Georgia Institute of Technology in Atlanta, Georgia. During the same time frame, Dr. Boyan has also held the Price Gilbert, Jr. Chair in Tissue Engineering at the Georgia Institute of Technology. In 2012, Dr. Boyan was elected to the National Academy of Engineering. Dr. Boyan was Deputy Director for Research, Georgia Tech/Emory Center for Engineering of Living Tissues, Georgia Institute of Technology, until 2008 when she assumed the position of Associate Dean for Research and Innovation in Georgia Tech's College of Engineering. From 1981 to 2002, Dr. Boyan was Professor and Vice Chair for Research, Department of Orthopedics at the University of Texas Health Science Center at San Antonio, where she also served as Director, Industry University Cooperative Research Center and Director, Center for the Enhancement of the Biology/Biomaterials Interface. Dr. Boyan is a founder of Osteobiologics, Inc., an orthopedic device company that was acquired by Smith & Nephew. She also served on the board of directors of IsoTis, Inc. and presently serves on the boards of Carticept Medical, Inc and Cativa, Inc. Most recently, she founded SpherIngenics, Inc., a stem cell delivery company, and serves as its Chief Scientific Officer. Dr. Boyan is a consultant to several companies, including: Exactech, Inc.; Musculoskeletal Transplant Foundation; NuVasive, Inc.; Spineology, Inc.; Henry Schein, Inc.; Ace Medical, Inc; and Institut Straumann AG. Dr. Boyan has also served on the board of directors of various charitable and non-profit organizations, and educational institutions, including the International Conferences on the Chemistry and Biology of Mineralized Tissue, the International Conferences on the Growth Plate and the Dentistry Division of the American Association for the Advancement of Science. Dr. Boyan is also a member of the following committees of the American Academy of Orthopedic Surgeons: Women's Health Initiatives and the Orthopedic Device Forum. Dr. Boyan holds a B.A., M.A. and Ph.D. in biology from Rice University. The Board is nominating Dr. Boyan to serve as a director due to her extensive experience with medical device research, development and technology.

        James Foster became a director of the Company in August 2002. From December 1994 until he retired in June 2001, Mr. Foster was Vice President and General Manager of Medtronic Heart Valves, a division of Medtronic, Inc. From February 1984 to December 1994, Mr. Foster held various positions at Medtronic, including Vice President of Cardiac Surgery Sales & Strategic Planning in 1994, Vice President and General Manager of Medtronic Neurological Implantables from 1992 to 1994, Vice President and General Manager of Medtronic Interventional Vascular from 1990 to 1992 and Vice President and General Manager of Medtronic Blood Systems from 1984 to 1989. Mr. Foster was a director of LifeCell Corporation from March 1995 until it was acquired by KCI in June 2008. Mr. Foster holds a master's degree in management from the Sloan School at MIT and a B.S. from St. Joseph's University in Philadelphia. The Board is nominating Mr. Foster to serve as a director due to his extensive experience in medical technology sales and marketing, as well as business leadership experience.

        Terrence Geremski became a director of the Company in December 2006. From 2001 to 2006, Mr. Geremski was Senior Vice President Finance and Chief Financial Officer of Carpenter Technology Corporation, an international manufacturer and distributor of specialty metals and engineered products. From 1992 to 2000, Mr. Geremski served as Executive Vice President and Chief Financial Officer as well as a Board member of Guilford Mills, Inc., a North Carolina-based international textile company. He also served as Vice President and Controller and various other management positions for Varity Corporation from 1979-1991. Mr. Geremski has also been an auditor and tax manager with Price Waterhouse in Chicago, IL and Toledo, OH. The Board is nominating Mr. Geremski to serve as a director due to his extensive finance, capital markets, public company reporting, and governance experience.

        Tord Lendau became a director of the Company in June 2001. Mr. Lendau currently is on the Board of Directors of Vitrolife AB, and since November 2012 Chairman of the Board of CytaCoat AB. From 2006 to 2010, Mr. Lendau was the General Manager of Sandvik MedTech AB, a contract manufacturer in medical devices. From 2003 to 2006, Mr. Lendau was the Chairman of Diamyd, a public Swedish biotech company focusing on the development of pharmaceuticals for the treatment of autoimmune diabetes and pain. From 2002 to 2006, Mr. Lendau was the Chief Executive Officer of Artimplant AB, a biomaterials company. From 1998 to 2002, Mr. Lendau was President of Noster Systems AB, a medical device company developing a system to detect the bacteria that causes stomach ulcers. From 1997 to 1998, he acted as President of ArthroCare Europe AB, overseeing the start-up of its international operations. Mr. Lendau was Vice President and General Manager of Medtronic/Synectics from 1996 to 1997 after the acquisition of Synectics Medical AB by Medtronic, Inc. Prior to this acquisition, from 1991 to 1996, Mr. Lendau was the CEO of Synectics Medical AB. Mr. Lendau studied in M.Sc. at Linköping University and has a B.S. degree in Electronics. The Board is nominating Mr. Lendau to serve as a director due to his extensive medical device industry management and directorship experience, as well as business acquisition experience.

        Peter Wilson became a director of the Company in June 2001. Mr. Wilson currently serves on the board of directors of Conceptus, Inc. Mr. Wilson was President and Chief Executive Officer of Patient Education Systems from 1995 to 1998. Between 1992 and 1994, Mr. Wilson was an independent consultant in healthcare business development and marketing. From 1972 to 1992, Mr. Wilson worked for Procter & Gamble/Richardson Vicks, where he held various positions, including President of Richardson Vicks, Vice President/General Manager of Procter & Gamble Vicks Healthcare, President/General Manager of the Vidal Sassoon Division and President/General Manager of the Personal Care Division. Mr. Wilson holds an M.B.A. in marketing from Columbia University and a B.A. from Princeton University. The Board is nominating Mr. Wilson to serve as a director due to extensive directorship and product sales and marketing experience.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Company held nine meetings during the year ended December 31, 2012 (the "Last Fiscal Year"). The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. From time to time, the Board of Directors has created other ad hoc committees for special purposes. The Board of Directors currently has an ad hoc Transactions Committee, composed of Messrs. Wilson, Geremski, Belinfanti, and Mr. Foster (as an alternate) and a Negotiation Committee composed of Messrs. Wilson, Geremski and Belinfanti. The Board of Directors has determined that Messrs. Ahrens, Belinfanti, Foster, Lendau, Wilson, Geremski, and Dr. Boyan, which individuals constitute a majority of the Board of Directors, are independent under the NASDAQ listing standards.

        Board Leadership Structure.    The Board of Directors has a lead independent director. The Company has separated the position of Chief Executive Officer and Lead Director. Currently the Lead Director is Mr. Wilson. The role of the Lead Director is to lead board meetings and ensure that the board is achieving its objectives. As noted above, the Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each Committee has a different Chairperson, and all members of the Committees serve on the Board of Directors. The Company believes this leadership structure is the best for the Company because it spreads duties evenly among board members so that power and influence is shared throughout the board.

        Board's Role in Oversight of Risk.    The Board of Directors does not have a separate risk oversight body but rather manages risk directly. The Board of Directors mitigates risks through discussing with management the appropriate level of risk for the Company and evaluating the risk information received from management. The Audit Committee receives updates from senior management and assesses risk in satisfaction of their risk management role in accordance with the audit committee charter. The Company's Internal Audit Department, Compliance Department, Compliance Committee (a management body), Legal Department, and, when specific expertise is required, outside advisors also participate in the day-to-day risk management activities of the Company. The Company's senior internal audit officer and its senior compliance officer regularly report directly to the Audit Committee.

        Audit Committee.    The Company's Audit Committee is a separately-designated standing audit committee established in accordance with Exchange Act Section 3(a)(58)(A). During the Last Fiscal Year, the Company's Audit Committee consisted of Messrs. Foster, Lendau and Geremski. Mr. Geremski served as the committee chair for the entirety of the Last Fiscal Year. The Audit Committee is responsible for, among other duties, reviewing the Company's internal audit, compliance and accounting processes, reviewing the results and scope of services provided by the Company's independent registered public accounting firm and reviewing and discussing audited financial statements, management's assessment of internal control over financial reporting under Section 404 of the Sarbanes Oxley Act of 2002 and other related matters with the management of the Company; discussing with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board obtaining the written disclosures from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence; discussing with the independent accountant the independent accountant's independence; and recommending to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the Last Fiscal Year for filing with the Securities and Exchange Commission. During the Last Fiscal Year, the Audit Committee held eight meetings.

        Our Board of Directors has determined that each of the members who have served on the Audit Committee during their respective terms during the Last Fiscal Year are independent under the applicable Securities and Exchange Commission's ("SEC") rules and under NASDAQ Marketplace Rule 5605. Furthermore, the Board has determined that Mr. Geremski is an "audit committee financial expert," as defined by the SEC rules and is, therefore, considered "financially sophisticated" under NASDAQ listing standards. No current member of the Audit Committee serves on more than three audit committees of publicly-held companies.

        The Board has adopted an Audit Committee Charter which is available on our website at www.arthrocare.com. We intend to post all amendments, if any, to our Audit Committee Charter on our website.

        Compensation Committee.    During the Last Fiscal Year, the Compensation Committee consisted of Messrs. Ahrens, Wilson and Dr. Boyan. The purpose of the Compensation Committee is to review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and employees of the Company. The Committee's policy is to ensure that senior management will be accountable to the Board of Directors through the effective application of compensation policies applicable to the Company's executive officers, including performance goals and stock and incentive compensation. In addition, the Committee strives to attract and retain key management talent, to support the achievement of the Company's business strategies through the establishment of appropriate compensation components, to ensure the integrity of the Company's compensation and benefit practices and to safeguard the interests of the Company's stockholders. The Committee is responsible for, among other duties, reviewing and approving the compensation arrangements for the Company's senior management and any compensation plans in which the executive officers and directors are eligible to participate and acting as administrator of the Company's stock option plans, employee stock purchase plan and such other equity participation plans as may be adopted by the Board of Directors. The Committee's role includes coordination and cooperation with other Board committees, management, external auditors, counsel and other committee advisors. During 2012 the compensation committee engaged Radford to review the Company's compensation strategies and comparing the Company's policies with that of its peers. Radford's fees for these services and the purchase of a compensation survey, was $98,900. During the Last Fiscal Year, the Compensation Committee held eight meetings. Our Board of Directors has determined that the three members who served on the Compensation Committee during the Last Fiscal Year are independent under applicable SEC rules and NASDAQ listing standards.

        The Company has adopted a Compensation Committee Charter, a copy of which is available on our website at www.arthrocare.com. We intend to post all amendments, if any, to our Compensation Committee Charter on our website.

        Nominating and Corporate Governance Committee.    During the Last Fiscal Year, the Nominating and Corporate Governance Committee consisted of Dr. Boyan and Messrs. Belinfanti and Wilson, who served as the committee chair. The Nominating and Corporate Governance Committee is responsible for, among other duties, identifying appropriate candidates for nomination to membership on the Board of Directors and executive officer succession planning. The Nominating and Corporate Governance Committee held five meetings during the Last Fiscal Year. The Nominating and Corporate Governance Committee is also responsible for reviewing director nominees recommended by stockholders of the Company. The procedures for making such a recommendation are described in the Company's bylaws and below in the section entitled "Process for Identification and Recommendation of Director Candidates." Our Board of Directors has determined that the three members who served on the Nominating and Corporate Governance Committee during the Last Fiscal Year are independent under applicable SEC rules and NASDAQ listing standards.

        Process for Identification and Recommendation of Director Candidates.    Members of our Nominating and Corporate Governance Committee and our security holders may recommend or suggest director candidates. You should refer any director candidates for consideration to our Nominating and Corporate Governance Committee, which may then recommend the director candidate to our Board of Directors for its consideration, if deemed appropriate.

        If you wish to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee, you must make such recommendation by following the procedures described below in "Communications with Our Board of Directors" and in the section entitled "Deadline for Receipt of Stockholder Proposals." Each security holder recommendation must include at a minimum the following: (i) the director candidate's name; (ii) the director candidate's biographical information and qualifications; (iii) whether the director candidate is a member of any recommending security holder's immediate family; (iv) whether a director candidate, or any member of the director candidate's immediate family, has been an employee of any recommending security holder; (v) whether the director candidate, or any member of the director candidate's immediate family, has accepted any consulting, advisory or other compensatory fees from any recommending security holder or any affiliate thereof; (vi) whether the director candidate is an executive officer or director (or person fulfilling similar functions) of any recommending security holder or any affiliate thereof; (vii) whether the director candidate controls any recommending security holder; and (viii) the director candidate's acknowledgment that such person is willing to be nominated for directorship and serve as a director if elected. Security holders recommending director candidates must provide the Nominating and Corporate Governance Committee with any additional information as may reasonably be required to determine whether the director candidate is qualified to serve on the Board of Directors or any committee thereof.

        Our Nominating and Corporate Governance Committee will investigate, evaluate and interview, as appropriate, a director candidate with regard to his or her individual characteristics and assess how those characteristics fit with the short- and long-term needs of the Board of Directors as a whole. The Nominating and Corporate Governance Committee and our Board of Directors, as appropriate, review the following considerations, among others, in their evaluation of candidates for nomination to our Board of Directors:

  •
  experience in corporate governance;

  •
  experience in our industry;

  •
  experience as a board member of a publicly-held company;

  •
  academic expertise in the area of our operations;

  •
  independence from our Company;

  •
  loyalty, positive reputation and ethical character;

  •
  stock ownership in our Company;

  •
  social and professional diversity; and

  •
  other relevant qualifications.

        The Nominating and Governance Committee does not have a specific policy regarding diversity of director candidates. However, as a matter of practice the Board recommends candidates based on the diversity of their business or professional experience, background, talents and perspectives. The Board considers diversity in the context of the Board as a whole and takes into account the personal characteristics, including gender, ethnicity and age, and experience, including financial expertise, educational and professional background, of current and prospective directors. The Board believes this process will best facilitate Board deliberations that reflect a broad range of perspectives, will lead to a more effective decision-making process and will build a board team whose strengths complement each other.

        Candidates recommended by a security holder will be evaluated in the same manner as any candidate identified by a member of our Nominating and Corporate Governance Committee.

        The nominees approved for inclusion on the Company's proxy card, attached hereto, are either executive officers or directors standing for re-election.

        The Company has adopted a Nominating and Corporate Governance Committee Charter, a copy of which is available on our website at www.arthrocare.com. We intend to post all amendments, if any, to our Nominating and Corporate Governance Committee Charter on our website.

DIRECTOR ATTENDANCE POLICY

        All incumbent directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he or she served. All incumbent directors also attended the 2012 Annual Meeting of Stockholders held on May 24, 2012. Our Board of Directors has adopted a practice whereby the Annual Meeting of Stockholders is scheduled on a date that maximizes director attendance.

DIRECTOR COMPENSATION

2012 Non-employee Director Compensation Plan

        The 2012 Non-employee Director Compensation Plan provided a compensation mix of 40 percent cash and 60 percent equity. The equity compensation was comprised of an annual deferred stock unit ("DSU") grant for each non-employee director.

  New Director Equity Awards

        Upon election to the Board of Directors, a new non-employee director will receive an initial equity grant valued at $175,000 in DSUs, with the exact number of DSUs granted determined based on the closing price of our common stock on the date of grant. The DSUs will vest over five years, with 20 percent vesting on each of the first five anniversaries of the grant date, subject to continued service. Vesting of all DSUs will be fully accelerated for any director (i) upon the death or disability of such director if the disability reasonably prevents continued service as a director or (ii) upon a change in control. Each DSU represents the right to receive one share of our common stock following vesting. Actual delivery to each director of vested shares under all such DSU grants will be deferred until retirement, resignation or other departure from membership on the Board of Directors by such director. No new members joined the Board of Directors during fiscal 2012.

  Subsequent Equity Awards

        Upon annual re-election to the Board of Directors, each non-employee director will receive a grant of DSUs with a value of $110,000. The exact number of DSUs under these grants is determinable based on the closing price of our common stock on the date of grant. The DSUs will vest over 3 years, with 1/3 vesting on each anniversary of the grant date, subject to continued service. Vesting of all DSUs will be fully accelerated for any director (i) upon the death or disability of such director if the disability reasonably prevents continued service as a director or (ii) upon a change in control. Each DSU represents the right to receive one share of our common stock following vesting. Actual delivery to each director of vested shares under all such DSU grants will be deferred until the retirement, resignation or other departure from the Board of Directors by such director.

  Cash Compensation

        Cash compensation is paid quarterly. If a director holds two chairmanships or is the Lead Director and chairman of a committee, that director will receive the higher amount of compensation associated with the two positions. 2012 director compensation is outlined below:

2012 Director Compensation—Annual Cash and Equity Value

Position	Annual Cash Retainer(1)	Stock Awards(2)	Target Total Value Cash and Equity
Director	$61,500	$110,000	$171,500
Lead Independent Director	$92,250	$110,000	$202,250
Audit Chair	$82,000	$110,000	$192,000
Compensation Chair	$76,875	$110,000	$186,875
Nominating and Corporate
Governance Committee(3)	$71,750	$110,000	$181,750

(1)
The annual retainer is effective January 1, 2012.

(2)
The amount reflects the target 2012 grant date value of DSUs. The DSUs vest over 3 years, with 1/3 vesting to occur on each of the first 3 anniversaries of the grant date. The purpose of the DSUs,

  as an annual director grant, is to more closely align their interest with those of long-term stockholders.

(3)
The Lead Independent Director also chaired the Nominating and Corporate Governance Committee and thus there was no additional compensation related to this chair position in 2012.

  Director Stock Ownership Guidelines

        In addition, under the non-employee director compensation arrangement, all non-employee directors are encouraged to own shares of our common stock valued at five times the base annual cash retainer within four years of their initial election to the Board of Directors.

        Shares that satisfy the ownership requirement are as follows:

  •
  Shares purchased on the open market;

  •
  Shares owned through the exercise and hold of Stock Appreciation Rights (SARs), and Options;

  •
  Vested and retained shares of common stock;

  •
  Vested deferred restricted stock awards, and

  •
  Shares held in trust for the benefit of the officer or his or her family member living in the same household.

        As of March 27, 2013 all directors had met the stock ownership guidelines.

2012 Director Compensation Table

        The below table summarizes non-employee director compensation during the last fiscal year. We do not provide additional compensation to our employee director, David Fitzgerald, for his service on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards(2)	Total
Christian P. Ahrens	$76,875	(3)	$110,000	$186,875
Gregory A. Belinfanti	$61,500	(4)	$110,000	$171,500
Barbara D. Boyan, PhD.	$61,500	(4)	$110,000	$171,500
James G. Foster	$61,500	(4)	$110,000	$171,500
Terrence E. Geremski	$82,000	(5)	$110,000	$192,000
Tord B. Lendau	$61,500	(4)	$110,000	$171,500
Peter L. Wilson	$92,250	(6)	$110,000	$202,250

(1)
The Fees Earned or Paid in Cash column consists of annual retainer fees and payments for attendance at Board and Committee meetings during 2012. The annual retainer fees are accrued and paid quarterly in accordance with the director compensation policy in effect at the beginning of the relevant quarter.

(2)
For deferred stock units, the number reported equals the grant date fair value of deferred stock units issued to directors for their services as board members, calculated as the price of our stock on the date of grant multiplied by the number of shares issued. The DSUs vest over three years, with 1/3 vesting on each anniversary of the grant date. The Company recognizes compensation expense ratably over the three-year vesting period. The following are the number of stock options, stock awards and deferred stock units outstanding at December 31, 2012 for each independent director: Mr. Ahrens and Mr. Belinfanti each have: 7,308 of vested DSUs, 3,945 of unvested DSUs and 6,808 of unvested RSUs, Dr. Boyan: 71,432 of exercisable options, 11,129 of vested DSUs and 3,945 of unvested DSUs, Mr. Foster: 31,623 of exercisable options, 11,754 of vested DSUs and 3,945 of unvested DSUs, Mr. Geremski: 36,814 of exercisable stock options, 11,816 of vested DSUs and 3,945 of unvested DSUs and 3,945 of unvested DSUs, Mr. Lendau: 46,342 of exercisable options, 10,867 of vested DSUs and 3,945 of unvested DSUs and Mr. Wilson 47,005 of exercisable options, 12,291 of vested DSU and 3,945 of unvested DSUs.

(3)
Consistent with the Director Compensation Plan, effective January 1, 2012, this amount represents $61,500 as the annual retainer for serving as a Board member during the 2012 fiscal year, plus $15,375 in additional compensation for serving as the Compensation Committee Chair in 2012.

(4)
Consistent with the Director Compensation Plan, effective January 1, 2012, this amount represents $61,500 as the annual retainer for serving as a Board member during the 2012 fiscal year.

(5)
Consistent with the Director Compensation Plan, effective January 1, 2012, this amount represents an annual retainer of $61,500, plus an additional $20,500 as compensation for serving as the chairman of the Audit Committee during 2012.

(6)
Consistent with the Director Compensation Plan, effective January 1, 2012, this amount represents an annual retainer of $61,500 plus an additional $30,750 for serving as the Lead Independent Director during 2012.

2013 Non-Employee Director Compensation Plan

        As mentioned previously, the 2013 non-employee Director compensation plan will be identical to the 2012 plan, except for a 2.5 percent increase to cash compensation to offset inflation.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders and others may contact an individual director, our Board of Directors as a group, a committee of our Board of Directors, or a specified group of directors, including the non-employee directors as a group, by the following means:

Mail:	ArthroCare Corporation c/o Lead Independent Director 7000 W. William Cannon, Building One, Austin, Texas 78735

        Our Lead Independent Director is currently Peter L. Wilson. Please clearly specify in each communication the applicable addressee or addressees you wish to contact as well as the general topic of the communication. You should also include the following information in your communication: (i) your name, mailing address and telephone number; (ii) the number and type of the Company's securities you hold; and (iii) if you are not a record owner of the Company's securities, the name of the record owner of the Company's securities beneficially owned by you.

        If you wish to recommend director candidates to the Nominating and Corporate Governance Committee, you must include the information described above in "Nominating and Corporate Governance Committee—Process for Identification and Recommendation of Director Candidates."

        We will initially receive and process communications before forwarding them, if appropriate, to the applicable parties. We will generally not forward stockholder communications to the directors that we determine to be primarily commercial in nature or to relate to an improper or irrelevant topic, or that merely request general information about us. Generally, however, we will make available for review by the non-employee directors non-commercial direct communications addressed to the non-employee directors as a group that were not originally forwarded on to such parties by us.

        We outline the procedures for submission of stockholder proposals for inclusion in our proxy statement for the 2014 Annual Meeting of Stockholders and submission of nominations of persons for election to the Board of Directors or proposals for business to be considered at our 2014 Annual Meeting in the section entitled "Deadline for Receipt of Stockholder Proposals." We will not process any of these proposals or nominations unless they comply with the procedures and deadlines outlined in that section.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and reports of changes in the ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of the forms submitted to it during the Last Fiscal Year, the Company believes that, during the Last Fiscal Year, all such reports were timely filed.

PROPOSAL NO. 2:

TO APPROVE, BY NON-BINDING VOTE, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

        The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, which requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement.

        As described in greater detail under the heading "Compensation Discussion and Analysis," we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

        This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

        The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy is required to approve this proposal. Accordingly, an abstention will have the effect of a vote against the proposal and broker non-votes will have no effect on the outcome of the proposal. Consistent with the stated preference of a majority of the our stockholders, our Compensation Committee determined that we will hold a "say-on-pay" vote every year, the next "say-on-pay" advisory vote will be held at the 2014 annual meeting of stockholders.

        The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy is required to approve this proposal. Accordingly, an abstention will have the effect of a vote against the proposal and broker non-votes will have no effect on the outcome of the proposal. Consistent with the stated preference of a majority of the our stockholders, our Compensation Committee determined that we will hold a "say-on-pay" vote every year, the next "say-on-pay" advisory vote will be held at the 2014 annual meeting of stockholders.

        Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

        "RESOLVED, that the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

RECOMMENDATION:

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS OF THE COMPANY

        The executive officers of the Company and their ages as of March 27, 2013 are as follows:

Name	Age	Position	Executive Officer Since
David Fitzgerald	79	President and Chief Executive Officer, Director	February 2009
Todd Newton	50	Executive Vice President, Chief Financial Officer and Chief Operating Officer	April 2009
James L. Pacek	63	Senior Vice President, Global Markets and Sales Operations and General Manager, ENT	December 2008
Scott Schaffner	43	Senior Vice President and General Manager, Sports Medicine	January 2010
Jean Woloszko	55	Chief Technology Officer and Senior Vice President of Research and Development	May 2010
Richard Rew	45	Senior Vice President, General Counsel and Secretary	December 2008
Bruce Prothro	51	Chief Regulatory Officer and Senior Vice President of Quality Systems and Assurance	May 2010

        David Fitzgerald became a director of the Company in April 2003 and President and Chief Executive Officer in February 2009. Mr. Fitzgerald spent twenty-five years in management positions at Pfizer, Inc., serving as President and Chief Executive Officer of its Howmedica division during his last fifteen years with the company, prior to retiring in 1996. Mr. Fitzgerald has served as a Director for public companies such as: LifeCell Corporation from 2001 to 2008 and Chairman of Orthovita, Inc. from 2002 to 2009. He holds a B.S. from American International College and a M.B.A. from New York University.

        Todd Newton joined the Company in April 2009. Prior to joining ArthroCare, he served in various executive officer roles at Synenco Energy, Inc. from 2004 to 2008, including as President and Chief Executive Officer; President and Chief Operating Officer; and Executive Vice President and Chief Financial Officer. Before joining Synenco Energy, Mr. Newton served in various roles at Deloitte & Touche LLP from 1984 to 2004, and was a partner in the firm from 1994 to 2004. Mr. Newton earned a Bachelor's Degree in Business Administration from the University of Texas at San Antonio, from which he graduated in 1984. Mr. Newton is a member of the Texas State Society of Certified Public Accountants.

        James Pacek returned to ArthroCare in November 2006 as Vice-President and General Manager, Interventional Therapies. Mr. Pacek was named Senior Vice President, Strategic Business Units in December 2008 and Senior Vice President, Global Markets and Sales Operations in April 2011. He joined ArthroCare from the Sorin Group, where he held the position of President of ELA Medical. Mr. Pacek originally joined ArthroCare in October of 1999, as Managing Director and General Manager, AngioCare division. Prior to joining ArthroCare in 1999, Mr. Pacek held progressive sales, marketing and general management responsibilities with American Hospital Supply, Baxter, and Medtronic including a role as Vice President Business Unit Operations for Medtronic Europe. Mr. Pacek holds a Bachelors Degree in Business Administration from the University of Illinois.

        Jean Woloszko joined the Company in 1998 as Medical Director and was promoted to Vice-President, Research and Development in 1999 and to his current position in 2010. Prior to joining ArthroCare, he served in various medical, research and academic positions in Europe and in the US. He also was principal manager of research and medical affairs at Medtronic. He holds a Doctorate in Bioengineering from the University of Illinois, Chicago and received his medical degree from the

Université de Montpellier (France). He also holds a certification in Biomechanics and in Rehabilitation Medicine.

        Scott Schaffner joined the Company in January 2010 and currently is the Senior Vice president and General Manager, Sports Medicine. Prior to joining ArthroCare, Mr. Schaffner was employed by Zimmer Spine (originally Abbott Spine/Spinal Concepts) and held positions of increasing responsibility, from 2001 - 2009, including Group Product Manager, Director of Marketing, Division Vice President of Sales and Marketing and Division President. Scott also worked at Medtronic for nearly a decade from 1992 to 2001, in the company's Neurological and Cardiovascular businesses and consulted overseas with Deloitte & Touche. Scott earned a bachelor degree in business from the University of Minnesota in 1992 and a masters in business administration from Stanford University's Graduate School of Business in 1996.

        Richard Rew joined the Company in July 2006 as Vice President of Legal Affairs and was named Senior Vice President and General Counsel in December 2008. He joined ArthroCare from Activant Solutions Inc., a software and services company. Mr. Rew served as General Counsel of Activant beginning in 2000, became Secretary in 2002, and became Vice President, General Counsel & Secretary in 2005. Prior to Activant, he served as General Counsel for publicly traded EZCORP Inc. from 1996 to 2000. Mr. Rew holds a B.A., Plan II Honors Program from the University of Texas at Austin and a J.D. from the University of Oklahoma. Mr. Rew is a member of the State Bar of Texas.

        Bruce Prothro joined the Company in October 1998 as Vice President, Regulatory Affairs and Quality Assurance. He served in this position until April 2002, when he became Vice President, Operational Planning, Quality and Regulatory Affairs. In November 2002, he became the Vice President and General Manager, Coblation Technologies and Regulatory Affairs. In May of 2010, Mr. Prothro was promoted to Chief Regulatory Officer and Senior Vice President, Quality Systems and Assurance. Prior to joining ArthroCare, Mr. Prothro was employed with KeraVision, Inc. and held positions of increasing responsibility including Director of Regulatory Affairs and Compliance. Mr. Prothro earned a B.S. degree in Chemistry from the University of California, Berkeley.

COMPENSATION DISCUSSION AND ANALYSIS

        Our Compensation Discussion and Analysis, or CD&A, discusses the total compensation for our Chief Executive Officer, or CEO, Chief Financial Officer and Chief Operating Officer, or CFO, and the other three most highly compensated executive officers for fiscal year 2012 which collectively are the Named Executive Officers, or NEOs. The CD&A provides us the opportunity to describe our overall compensation objectives and practices to current and potential investors.

        The compensation programs for the NEOs also apply to our other executive officers. The terms "we," "our," and "the Company" refer to ArthroCare and not to the Compensation Committee.

  Summary

        We have adopted a performance-based compensation philosophy for our executive officers that seeks to provide incentives to achieve both short-term and long-term business objectives, align the interests of executive officers and the interests of our stockholders and allow us to recruit and retain talented individuals in a competitive marketplace. The major elements that comprise our compensation program include: (i) base salary; (ii) annual cash bonus incentive opportunities (target bonus) tied mostly to the Company's performance; (iii) long-term equity based incentive awards, which includes discretionary awards and beginning in 2012 performance based equity awards; (iv) retirement benefits through a qualified defined contribution (401(k)) plan; and (v) other benefit programs generally available to all U.S. employees. The Compensation Committee believes that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the overall objectives of our compensation program.

  What are the objectives of our executive officer compensation program?

        For all executive officers, compensation is intended to meet the objectives described below. The Compensation Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to increase the value of the Company, and that such compensation should assist us in attracting and retaining key executives critical to its long-term success.

        In establishing executive officer compensation, the Compensation Committee's objectives are to:

  •
  recruit, reward, motivate and retain key officers;

  •
  ensure that an appropriate relationship exists between executive pay and the creation of long-term Company value; and

  •
  align the interests of our executives with the interests of our stockholders.

        To meet these objectives, we have adopted the following pay for performance based practices:

  •
  provide base salary, merit raises, promotional raises, and a portion of their annual cash bonus based on the executive officers' individual responsibilities and performance;

  •
  provide a significant short-term incentive through an annual cash bonus plan that is based mostly upon achieving our corporate financial goals;

  •
  provide discretionary long-term incentives usually in the form of stock options, "Options", and restricted stock units, "RSUs", to attract and retain key executives with longer-term incentives that promote Company value; and,

  •
  commencing in 2012, provide performance based long-term incentives in the form of performance share awards, linked to the achievement of financial goals over a three-year period that further align the long term interests of management with those of stockholders.

        Our overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with our success and their contribution to that success. The Compensation Committee allocates total compensation between cash and equity compensation based on benchmarking to the Peer Group discussed below. The balance between equity and cash compensation among NEOs, and separately among members of the senior executive management team, is evaluated annually using the above criteria.

  How is compensation determined?

        The Compensation Committee, operating under a written charter adopted by the Board of Directors, has the primary authority to determine and recommend to the Board of Directors the amount and nature of compensation available to our executive officers. The Compensation Committee is comprised entirely of independent directors, as defined by NASDAQ. In 2012 the Compensation Committee used the services of Radford, an independent compensation consultant to obtain, summarize and advise on competitive compensation data and assist in setting the compensation for our executive officers. The consultants from Radford report directly to the Compensation Committee and the Compensation Committee has sole authority to engage and terminate its own outside compensation consultants. The Compensation Committee determined that Radford was independent of the Company under SEC Rule 10C-1. The Compensation Committee also uses senior management staff as needed to gather internal data and prepare analyses as requested by the Compensation Committee.

        To aid the Compensation Committee in making its determination and recommendations to the Board of Directors, the CEO provides annual recommendations to the Compensation Committee regarding the compensation levels of all executive officers, excluding himself. The CEO provides the

Compensation Committee with his assessment of the performance of officers reporting directly to him and other key executives. Shortly after the end of each fiscal year, the Compensation Committee engages in a comprehensive performance review of all executive employees of the Company before it approves any annual cash bonuses or equity grants.

        The Compensation Committee reviews all components of the executive officers' compensation, including annual base salary, bonuses based on corporate and individual performance and equity compensation. The Compensation Committee also reviews accumulated realized and unrealized stock option, stock appreciation right and restricted stock holdings for the executive officers. The dollar value to the executive and cost of the actual and projected payout obligations under potential severance and change-in-control scenarios are also reviewed by the Compensation Committee and the CEO.

        How do we determine the amount for each element of executive officer compensation?

        The Compensation Committee analyzes both internal and external compensation levels in its review of the executive officers' compensation. It reviewed the average total target cash compensation for each officer and the average number and value of equity-based awards in comparison to other employee job category levels for an internal company compensation comparison on both a single year and historical basis. In addition, the Compensation Committee used a market analysis conducted by Radford to ascertain the relative compensation positions of the executive officers compared to peers at similar companies. All elements of executive officers' compensation were considered. In order to determine the competitive market within the peer groups, data from multiple sources was examined, including the Radford 2012 Global Technology and Life Science Compensation Survey for Medical Device Companies between $100 million and $1.2 billion., and Peer Group proxy statements that contain data for senior positions and officers at comparable medical device companies.

        Any revisions to compensation levels are then proposed by the CEO, excluding himself, based on internal and external comparisons, and a review of Company and individual performance against goals, objectives, and job criteria. Any revisions to CEO compensation levels are proposed by the Compensation Committee. In order to attract, retain and motivate its executives, the Compensation Committee believes that aggregate executive officer remuneration should generally fall between the 50th and 75th percentile of remuneration provided by the Peer Group and the Radford market data. This approach ensures that our compensation cost structures will allow us to remain competitive in our markets and to meet the compensation goals stated above. In certain circumstances, we may target pay outside this range to help attract or retain executives, as necessary, or to recognize differences in their qualifications, responsibilities, time in the job, role criticality and potential.

        Equity grant guidelines for the prospective fiscal year are then set by job level, using market survey data and the current internal equity grant guidelines to determine the appropriate annual grant levels for the upcoming year.

        For fiscal year 2012, in establishing the member companies of the Peer Group, the Compensation Committee considered other medical technology competitors for executive positions and companies of a similar size and scope as the Company, as measured by market capitalization, revenue, number of employees, and scope of business. Specifically, the Peer Group was chosen to include companies that had a number of employees ranging from approximately 1/3 to 3 times that of the company (i.e. 600-5,500 employees), revenue between approximately 1/3 and 3 times that of the company (i.e. $125M to $1.2B in revenue) and a market cap of approximately 1/3 to 3 times that of the company (i.e. a market cap between $275M and $2.5B). The Peer Group consists of leading medical technology companies from the Medical Instruments and Supplies and Medical Appliances and Equipment industry sectors. In July 2011 and August, 2012 the Compensation Committee used Radford to review our Peer Group as well as to obtain, summarize and advise on the competitive compensation data to assist in setting the executive officers' compensation. The tables below reflect the Peer Group established in July, 2011 as well as the revised group which was established in August, 2012.

        The Compensation Committee reevaluates this Peer Group on an annual basis to ensure that the individual companies within the Peer Group are comparable to us as measured by market capitalization, revenue, number of employees, and scope of business. In addition, companies may be excluded due to mergers and acquisitions.

        July 2011 Peer Group Changes.    AngioDynamics, Inc., ConMed Corporation, Natus Medical Incorporated, and NxStage Medical, Inc. were added to the peer group as their operations were within the established peer group guidelines and to provide additional data points in which to measure our compensation policies against that of our peers.

        August, 2012 Peer Group Changes.    American Medical Systems Holdings, Inc. was removed because it was acquired by Endo Health Solutions Inc; Sonosite Inc. was removed because it was acquired by Fujifilm; and Zoll Medical Corp. was removed because it was acquired by the Asahi Kasei Corporation. Medical Action Industries was removed because its market capitalization had fallen to a point that the Committee believed they no longer fit the criteria to be included as a peer company. Cyberonics, Inc, and Insulet Corporation were added to the peer group to replace those removed because each of the companies was within Committee's established peer group guidelines and their operations were most closely aligned with our own operations.

Peer Group Companies July 2011

Accuray, Inc.	Align Technology Inc.	American Medical Systems Holdings Inc.
AngioDynamics, Inc.	Cantel Medical Corp	ConMed Corporation
Greatbach, Inc.	Haemonetics Corp.	ICU Medical Inc.
Integra Lifesciences Holdings Corp.	Masimo Corp.	Medical Action Industries Inc.
Merit Medical Systems Inc.	Natus Medical Incorporated	NuVasive, Inc.
NxStage Medical, Inc.	Orthofix International	Sonosite Inc.
Symmetry Medical Inc.	Thoratec Corp.	Volcano Corp.
Wright Medical Group Inc.	Zoll Medical Corp

Peer Group Companies August 2012

Accuray, Inc.	Align Technology Inc.	AngioDynamics, Inc.
Cantel Medical Corp	ConMed Corporation	Cyberonics, Inc.
Greatbach, Inc.	Haemonetics Corp.	ICU Medical Inc.
Insulet Corporation	Integra Lifesciences Holdings Corp.	Masimo Corp.
Merit Medical Systems Inc.	Natus Medical Incorporated	Nuvasive, Inc.
NxStage Medical, Inc.	Orthofix International	Symmetry Medical Inc.
Thoratec Corp.	Volcano Corp.	Wright Medical Group Inc.

        In setting annual cash compensation (salary plus target bonus), we aim to provide compensation that generally falls between the 50th and 75th percentiles of the annual total cash compensation of executive officers performing similar job functions at Peer Group Companies. The annual review indicated that we are providing annual total cash compensation to our executive officers in the aggregate approximating the 50th percentile of the Peer Group and Radford market data.

  Stockholder Advisory Vote on Executive Compensation

        At our 2012 Annual General Meeting of Stockholders, 95 percent of the shares represented in person or by proxy at the meeting and entitled to vote approved, in non-binding advisory votes, the compensation of our NEOs. In light of the approval by a substantial majority of our stockholders of the compensation programs described in our 2012 proxy statement, the Compensation Committee did not implement changes to our executive compensation philosophies as a result of the stockholders' advisory vote. The compensation for each of the Company's NEOs for fiscal year 2012 reflects each individual's performance and the changes regarding Company's financial and operating performance.

        What are the elements of our executive officer compensation program and why do we provide each element?

        The major elements that comprise our compensation program include: (i) base salary; (ii) annual cash bonus incentive opportunities (target bonus); (iii) long-term based equity awards, which includes discretionary awards and beginning in 2012, performance based equity awards; (iv) retirement benefits through a 401(k) plan; and (v) benefit programs generally available to all employees. The Compensation Committee believes that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the overall objectives of our compensation program. The following table sets forth each of the major elements and the rationale associated with each:

Element	Description	Performance / Job Considerations	Primary Objectives
Base Salary	Fixed cash amount	Increased based upon individual performance against goals, objectives and job criteria such as executive qualifications, responsibilities, role criticality, and potential	Recruit qualified executives, retention of executives
Annual Cash Incentive Opportunity	Short-term incentive, annual bonus plan	Amount of actual payment based on achievement of annual corporate financial goals, key strategic and operating objectives and individual performance objectives.	Promote achievement of short-term financial goals and strategic and operating objectives
Long-Term Equity Based Incentives
Discretionary Long-Term Equity Incentive Awards	Equity based awards, includes SARs, SOs RS, and RSUs	Size of equity awards is based upon the executive's job position, individual performance, and future contribution	Align the interests of executives with interest of stockholders, retention, create shareholder value
Equity Incentive Awards	Performance based equity awards	To provide additional incentives for particular performance goals determined by the compensation committee to be key to our success	Align the interests of executives with interest of stockholders, retention, create shareholder value
Retirement and Welfare Benefits	401(k) plan, health and insurance benefits	None, benefits offered to broad workforce	Recruit qualified employees and retention

        In addition, we have entered into employment agreements with our CEO, Mr. Fitzgerald, and our Executive Vice President, CFO and COO, Mr. Newton, as well as continuity or severance agreements with the other NEOs and executive officers. These agreements are discussed below under, "2010 Amended and Restated Employment Agreement of the President and Chief Executive Officer", "2009 Employment Agreement of the Senior Vice President and Chief Financial Officer", and "Severance and Change in Control Arrangements with the NEOs."

        The Fiscal 2012 Target Total Direct Compensation table below summarizes the levels established by the Compensation Committee with respect to salary, target bonus, stock and target total direct compensation. We discuss each element of the table in the narrative that follows.

2012 Target Total Direct Compensation

Name	Salary	Cash Bonus at Target(1)	Discretionary Long-Term Incentives(2)	Performance Based Long-Term Incentives(3)	Total Direct Compensation Target
David Fitzgerald, President and CEO	$564,826	$451,861	$1,249,991	$—	$2,266,678
Todd Newton, Executive Vice President, CFO and COO	$370,200	$222,120	$620,851	$—	$1,213,171
James L. Pacek, Senior Vice President, Global Markets and Sales Operations and General Manager, ENT	$308,554	$154,277	$276,296	$—	$739,127
Scott Schaffner, Senior Vice President and General Manager, Sports Medicine	$306,168	$137,776	$383,344	$—	$827,288
Jean Woloszko, CTO/Senior Vice President Research and Development	$285,053	$128,274	$322,101	$—	$735,428

(1)
See the discussion of "annual cash incentive opportunity" below for a description of the bonus plan and target bonus amounts.

(2)
These amounts reflect the grant date fair value of RSUs and Options granted in 2013 based on 2012 performance. The grant date fair value of RSUs equals the closing stock price on the date of grant multiplied by the number of shares awarded. The grant date fair value of the options is determined in accordance with ASC 718. The assumptions used in determine the grant date fair value can be found in Note 12 in the Company's consolidated financial statements reported in its 2012 Annual Report on Form 10K.

(3)
In 2012 the NEO's were granted Performance Based Long-Term Incentive Program Awards, or LTIPs. The LTIPs had a target grant of 50,000 shares with a maximum of 75,000 shares and a threshold of 8,333 shares per NEO. We do not expect any of these awards to vest.

        As described herein, compensation paid to our NEOs is structured to be competitive with our Peer Group and to ensure that there is an appropriate balance among the various elements of compensation. The January 1, 2012 total cash compensation targets of the NEOs on average is between the 50th and 75th percentile of the Radford market data and the July 2011 Peer Group.

  Base Compensation

        We provide our NEOs, excluding the CEO and CFO, with a base salary that is at approximately the 50th percentile of the Peer Group and Radford market data. In setting base salaries for our executive officers, the Compensation Committee reviewed data from independently conducted compensation surveys covering medical technology companies as well as actual salaries reported in the proxy statements of Peer Group companies. While base salaries are not considered by the IRS to constitute performance-based compensation, in addition to market positioning, each year the Company determines base salary increases based upon the performance of the executive officers as assessed by the CEO and the Compensation Committee.

        Mr. Fitzgerald's base salary is between the 50th and 75th percentile of the July 2011 Peer Group and Radford market data. Mr. Fitzgerald was paid at this level due to his extensive experience in the medical device industry as well as his prior experience as CEO of Howmedica.

 Base Compensation for the Fiscal Years 2011, 2012 and 2013

Name	December 31, 2011 Salary	December 31, 2012 Salary	January 1, 2013 Salary
David Fitzgerald, President and CEO	$548,375	$564,826	$580,000
Todd Newton, Executive Vice President, CFO and COO	$336,528	$370,200	$400,557
James L. Pacek, Senior Vice President, Global Markets and Sales Operations and General Manager, ENT	$300,150	$308,554	$327,116
Scott Schaffner, Senior Vice President and General Manager, Sports Medicine	$298,700	$306,168	$319,060
Jean Woloszko, CTO/Senior Vice President Research and Development	$276,750	$285,053	$293,083

        Pursuant to the Compensation Committee's annual review of the Company's performance, the NEO's personal performance evaluation and benchmark data, the average merit percentage increase (excluding Mr. Newton) effective January 1, 2012 was 2.8 percent. Mr. Newton was appointed Chief Operating Officer on January 17, 2012 and as a result his salary was increased 10 percent and his annual target cash bonus was increased from 50 percent to 60 percent.

        Pursuant to the Compensation Committee's annual review of the Company's performance in 2012, the NEO's personal performance evaluation and benchmark data, effective January 1, 2013 the merit increase for Messrs. Fitzgerald, Schaffner and Woloszko was 2.7 percent, 2.8 percent and 4.2 percent. Mr. Newton was promoted from senior vice president to executive vice president and as a result his salary was increased 8.2 percent and his target cash bonus was increased from 60 percent to 70 percent. Mr. Pacek was appointed General Manager, ENT and as a result his annual salary was increased 6.0 percent.

  Performance-Based Compensation

  Annual Cash Incentive Opportunity

        We structure our annual cash bonus program to reward executive officers based mainly on our performance and, to a lesser degree, an assessment of the individual executive's contribution to that performance. The corporate component of the total cash bonus available is dependent on the Company's achievement of specific financial objectives tied to the annual Board approved operating plan. The individual component of the total cash bonus is based on an assessment of each individual executive's personal performance as evaluated by the CEO or, in the case of the CEO, by the Board of Directors.

        Total target cash compensation of the NEOs for 2012 and is between the 50th and 75th percentile of the July 2011 Peer Group and Radford market data.

Name	Total Target Cash Compensation as of December 31, 2011	Total Target Cash Compensation as of December 31, 2012	Total Target Cash Compensation as of January 1, 2013
David Fitzgerald	$987,075	$1,016,687	$1,044,000
Todd Newton	$504,792	$592,320	$680,946
James L. Pacek	$450,225	$462,831	$490,674
Scott Schaffner	$433,115	$443,944	$462,637
Jean Woloszko	$401,288	$413,327	$424,970

        Total target compensation in the context of this chart is annual salary plus target bonus.

        The 2011, 2012 and 2013 target cash bonus opportunity for all NEOs is expressed as a percentage of base salary.

Name	Target Cash Bonus 2011	Target Cash Bonus 2012	Target Cash Bonus 2013
David Fitzgerald	80%	80%	80%
Todd Newton	50%	60%	70%
James L. Pacek	50%	50%	50%
Scott Schaffner	45%	45%	50%
Jean Woloszko	45%	45%	45%

        The key financial targets of the Company under the 2012 Executive Bonus Plan were total revenue, adjusted operating margin and free cash flow, in each case as defined in the plan. The potential bonus earned by each executive was subject to certain bonus multipliers based on under-achievement or over-achievement of the Company's goals.

        For 2012, the Executive Bonus Plan for the CEO had 100 percent of his target bonus potential based on the achievement of Company financial goals, which could be adjusted for his personal performance at the discretion of the Company's Board of Directors. The NEOs, excluding the CEO, had 90 percent of their target bonus potential based on the achievement of Company goals and 10 percent based on the assessment of their personal performance and contribution, as evaluated by the CEO. The maximum payout was capped at 160 percent of target bonus potential for all of the NEOs.

        The financial goals as set forth in our 2012 Executive Bonus Plan were as follows:

Company Financial Objective Criteria*	Relative Weight	Downside and Upside Bonus Multiplier
Total Revenue	60%	1:3 Ratio
Adjusted Operating Margin	20%	1:3 Ratio
Free Cash Flow	20%	1:3 Ratio

*
The weighted average threshold bonus achievement level must be 92 percent of the target amount for bonus to be earned.

        Under the 2012 Executive Bonus Plan, "threshold bonus achievement level" means the minimum percentage of financial objectives achievement at which a bonus is payable, or 92 percent. If the weighted average actual achievement ratio compared to the target achievement ratio is below 92 percent, bonuses are not earned. Achievement of weighted average Total Revenue, Adjusted Operating Margin, and Free Cash Flow results equal to or greater than 92 percent are subject to the 1:3 multiplier. For example, if the Bonus Achievement Level is 92 percent, then the executive officers are eligible for 76 percent of their target bonus potential. The 8 percent shortfall is multiplied by 3 to reduce bonus potential by 24 percent. At 100 percent achievement, executive officers are eligible for 100 percent of their target bonus potential. If, the Bonus Achievement Level is 110 percent, then executive officers are eligible for 130 percent of their target bonus potential. The 10 percent overachievement is multiplied by 3 to increase the bonus potential by 30 percent.

        The Company financial objectives in the 2012 Executive Bonus Plan may be adjusted by the Board of Directors to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent that, the Board of Directors considers the effect of such events indicative of Company performance. In 2012, the total revenue financial objective was measured in constant currency. Total revenue measured in constant currency was calculated based on 2012 total revenue translated at 2011 average foreign currency exchange rates. This resulted in an increase to total revenue of $3.8 million compared to 2012 total revenue reported on the Statements of Comprehensive Income in the 2012 Annual Report on Form 10-K.

        Payments to executives under the 2012 Executive Bonus Plan are contingent upon continued employment through the bonus payment date, though pro rata bonus payments may be paid in the event of death or disability based on actual performance at the date relative to the targeted performance criteria for the bonus program. If the executive's employment terminates due to retirement, the CEO may recommend, and the Board may approve, the payment of the pro rata bonus at its discretion and contingent upon the Company meeting all relevant goals and performance criteria. If threshold bonus achievement levels are not attained, the CEO may recommend, and the Board may approve, special bonus payments to certain individuals for outstanding performance.

        The 2012 Executive Bonus Plan Calculations for Fiscal 2012—Company Performance table below summarizes the financial targets, actual achievement and the calculations for determining the bonus payments awarded to the NEOs for achievement of Company financial objectives for 2012. The table contains numbers regarding past company financial targets and goals. These targets and goals are disclosed in the limited context of our compensation plan and should not be understood to be statements of managements' expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

2012 Executive Bonus Plan Calculations for Fiscal 2012—Company Performance

Financial Objectives	2012 Target (in 000's)	2012 Annual Achievement (in 000's)	Percentage Achieved	Weight	Bonus Percentage Achieved	Bonus Percentage Payout(1)
Total Revenue(2)	$384,112	$372,258	96.9%	60.0%	58.1%
Adjusted Operating Margin(3)	20.0%	20.3%	101.7%	20.0%	20.3%
Adjusted Free Cash Flow(4)	$90,714	$79,728	87.9%	20.0%	17.6%

Total				100.0%	96.1%	88.0%

(1)
For every 1% of over/under achievement there is a 3% payout affect (1:3 ratio).

(2)
The 2012 annual achievement for total revenue is based on constant currency total revenue. Constant currency total revenue is calculated by translating 2012 total revenue at 2011 average foreign currency exchange rates. The constant currency adjustment increased 2012 total revenue as reported in the 2012 Annual Report on Form 10-K from $368.5 million to $372.3 million used in the bonus calculation, or $3.8 million.

(3)
Adjusted operating margin is GAAP operating income, excluding "Investigation and Restatement" costs, for the calendar year 2012.

(4)
Adjusted Free Cash Flow shall mean earnings before "Investigation and Restatement" costs, Interest, Tax, Depreciation, Amortization and non-cash equity Compensation adjusted for income taxes paid, changes in working capital and operational capital expenditures for the calendar year ended 2012. Working capital is defined as the sum of accounts receivable, inventory and other non-cash current assets less accounts payable, accrued liabilities and other current liabilities, other than those current assets and liabilities related to income taxes. For clarity, an increase in net Working Capital will be a reduction in Adjusted Free Cash Flow and a decrease in net Working Capital will be an increase in Adjusted Free Cash Flow.

        As previously mentioned, for the NEO's other than the CEO, 90 percent of the targeted annual bonus is based on the achievement of our financial performance goals. The remaining 10 percent of the targeted annual bonus is based on the CEO's assessment of the respective NEO's individual performance and contribution. The individual assessment of each NEO is determined by the CEO and reviewed by the Compensation Committee.

        The personal performance achievement scale that was used for all other employees who are eligible to participate in the 2012 Corporate Bonus Plan was also used for the NEOs for consistency in plan administration. The average bonus payout to the NEOs for 2012 was 89 percent of the bonus target due to achieving 96.1 percent under the corporate objectives plus the assessment of individual executive performance and contribution.

        The final amounts paid to our NEOs for fiscal year 2012 performance are set forth in the table below:

Name	Bonus Target (%)	Bonus Target ($)	Corporate Goal Weight	Corporate Performance	Individual Performance Goal Weight	Individual Performance Goal Achievement	Final Bonus Percentage	Final Bonus Payment
David Fitzgerald, President and CEO	80%	$451,861	100%	88%	0%		88%	$397,638
Todd Newton, Executive Vice President, CFO and COO	70%	$222,120	90%	88%	10%	100%	89%	$198,131
James L. Pacek, Senior Vice President, Global Markets and Sales Operations and General Manager, ENT	50%	$154,277	90%	88%	10%	100%	89%	$137,615
Scott Schaffner, Senior Vice President and General Manager, Sports Medicine	45%	$137,776	90%	88%	10%	124%	92%	$126,202
Jean Woloszko, CTO/Senior Vice President Research and Development	45%	$128,274	90%	88%	10%	92%	88%	$113,394

        For 2013, the Executive Bonus Plan has different weighting for the three Company financial objectives and the threshold bonus achievement level under the Plan has changed from 92 percent to 94 percent. If the achievement level is 94 percent, then the NEOs are eligible for 82 percent of their total target bonus potential from Company achievement. If the threshold achievement level of 94 percent is not attained no bonus is payable. The financial objectives in our 2013 Bonus Plan are as follows:

Company Financial Objective Criteria *	Relative Weight	Downside and Upside Bonus Multiplier
Total Revenue	60%	1:3 Ratio
Adjusted Operating Margin	20%	1:3 Ratio
Free Cash Flow	20%	1:3 Ratio

*
The weighted average threshold bonus achievement level must be 94 percent of the target amount for bonus to be earned.

Long-Term Equity Based Incentives

  Discretionary Long-Term Equity Incentive Awards

        Our executive officers and other key employees are eligible to participate in discretionary and periodic equity awards, typically in the form of Options and RSUs, granted as part of our policy to provide management with longer-term incentives that promote building value in the Company. The grants are the most important part of our pay for performance compensation philosophy. The grants to executive officers, if made, are normally made at the first regularly scheduled Board of Directors meeting after the close of the fiscal year and are closely tied to, the executive's job position and individual performance, and retention considerations.

        Guidelines for the amount granted to each individual are determined using a procedure approved by the Compensation Committee based upon several factors, including the individual's job position, retention, corporate financial and individual performance, Peer Group data, the relative compensation rates of other internal employees, and the amount of historical equity grants made to each individual.

In October of 2012, compensation consultants from Radford conducted a comprehensive review of historical equity grants by employee and position, Peer Group proxy equity data, and Radford market equity data from similar companies that we compete with for executive talent. The compensation consultants from Radford provided a range of equity grant recommendations based on percentile benchmarks to the CEO and Compensation Committee for the NEOs, excluding the CEO. The CEO then made grant recommendations based on the factors described above and Radford's review results. The compensation consultants also provided a range of equity grant recommendations to the Compensation Committee for the CEO. The Compensation Committee decided on the best equity grant mix for each NEO, including the CEO, after review of the market data and Radford's recommendations. On average, 48 percent of the NEO's total target direct compensation was granted in discretionary long-term equity in 2012.

        Options are granted with a per share exercise price of 100 percent of the market closing price of our underlying stock on the date of grant. Options have a seven year term and typically vest over four years subject to the holder's continued service through each vesting date. RSUs are generally issued for a nominal purchase price and typically vest over a five-year period subject to the holder's continued service through each vesting date. The Board of Directors has the ultimate responsibility of overseeing our stock incentive plans and has delegated the authority to the Compensation Committee to carry out these responsibilities.

        The following table sets forth the discretionary long-term equity grants made to our NEOs in February 2013 for fiscal 2012.

Name	Number of Stock Options	Value of Stock Options(1)	Number of RSUs	Value of RSUs(2)	Total Shares Granted(3)	Total Value Granted(4)
David Fitzgerald, President and CEO	—	$—	34,955	$1,249,991	34,955	$1,249,991
Todd Newton, Executive Vice President, CFO and COO	28,549	$283,777	9,426	$337,074	37,975	$620,851
James L. Pacek, Senior Vice President, Global Markets and Sales Operations and General Manager, ENT	9,517	$94,599	5,081	$181,697	14,598	$276,296
Scott Schaffner, Senior Vice President and General Manager, Sports Medicine	11,422	$113,535	7,545	$269,809	18,967	$383,344
Jean Woloszko, CTO/Senior Vice President	10,470	$104,072	6,097	$218,029	16,567	$322,101

(1)
These amounts reflect the grant date Black Scholes value.

(2)
These amounts reflect the grant date fair value of RSUs.

(3)
The sum of (a) number of stock options and (b) number of RSUs

(4)
The sum of (a) value of stock options and (b) value of RSUs

  Performance Based Long-Term Equity Awards

        In 2012 the Compensation Committee retained the compensation consultants from Radford to assist in the development of a supplemental performance based long-term incentive program (the "LTIP") for the CEO and the other executive officers. The Program was adopted by the Board of Directors on January 6, 2012 which provides the executives officers of the Company the opportunity to earn shares of the Company's Common Stock (the "Performance Shares") under the Company's Amended and Restated 2003 Incentive Stock Plan. The LTIP is intended to enhance the Company's pay-for-performance compensation practices to continue to attract, retain and appropriately motivate the Company's key officers who drive long-term value creation.

        The LTIP has a three year performance period from January 1, 2012 through December 31, 2014 (the "Performance Period") at which point the ending value of the Company's common stock must be at least $35.00 (adjusted for stock splits, etc.) for any awards to vest. In addition vesting of the LTIP awards is dependent on three performance conditions: total revenue for the year ending December 31, 2014, cumulative adjusted operating income over the Performance Period and cumulative free cash flows over the Performance Period (See the 2012 Executive Bonus Plan Calculations for Fiscal 2012—Company Performance footnote 3 and 4 in the table above for a definition of adjusted operating income and free cash flows.) The performance criteria were set at levels believed by the Compensation Committee to represent Company performance above historical rates and at the top of its peer group. Although attaining these objectives would require greater than normal effort by the executive officers, doing so could lead to significant increases in stockholder value.

        Vesting of the earned shares, if any, will occur on the date that the Company files its Form 10-K for the year ended December 31, 2014 (the "Determination Date"). Subject to the participant's continued employment through the Determination Date, the Company will settle 50 percent of the earned Performance Shares on the thirtieth day following the Determination Date and 25 percent of the shares on each of the next two anniversaries of the Determination Date, in each case, subject to earlier settlement upon a change in control or a pro-rated settlement upon retirement, death or disability. If the participant is terminated without cause or resigns for good reason after vesting but prior to settlement, the participant will continue to receive the shares upon settlement.

        In the event of a change in control after December 31, 2014, all shares earned will be fully vested and the ownership requirements will be nullified. In the event of a change in control before December 31, 2014, the participants will earn and vest in shares based on proportional performance to the date of the change in control against the targets, adjusted for the shorter measurement period.

        In the event of the retirement of a participant, a participant's death or a participant's permanent disability, the number of shares earned will be calculated based on performance for the full performance period and prorated based on the amount of time that the participant was employed by the Company during the performance period.

        Final payout of the performance based long-term incentive program will be subject to the certification of the performance achievement by the Compensation Committee. The Compensation Committee will have discretion to adjust the targets in the event of a material extraordinary event.

        The financial metrics will be calculated by the Chief Financial Officer and reviewed by the Compensation and Audit Committees. The financial metrics calculation will be based on audited financial statements as contained in public filings. Certain "add-back" and "adjustments" will be made for extraordinary legal and restatement costs related to incidents occurring before 2010 and the Compensation Committee will determine at the time of any future acquisitions if these will have a material extraordinary impact on the metrics and will recommend changing the metrics at that time if necessary.

        Information regarding the LTIP grants made to the NEO is summarized in the table below:

	Number of Shares—End of Performance Period 2012 - 2014(1)(2)
Name	Threshold	Target	Maximum
David Fitzgerald, President and CEO	25,000	50,000	75,000
Todd Newton, Executive Vice President, CFO and COO	25,000	50,000	75,000
James L. Pacek, Senior Vice President, Global Markets and Sales Operations and General Manager, ENT	25,000	50,000	75,000
Scott Schaffner, Senior Vice President and General Manager, Sports Medicine	25,000	50,000	75,000
Jean Woloszko, CTO/Senior Vice President Research and Development	25,000	50,000	75,000

(1)
The LTIP will be settled, or delivered, using net share settlement as follows: 50% of the earned award at the time of filing the 2014 10-K, 25% will be settled one year later and 25% will be settled two years later.

(2)
The cumulative shares at target under the LTIP is 400,000, with a threshold of 200,000 shares and a maximum of 600,000 shares. At the time of its adoption in January, 2012, there were eight officers participating in the LTIP so the target for each individual participant was 50,000 shares. The actual number of shares awarded to each participating officer will depend on the number of officers participating in the LTIP plan at the applicable Determination Date. As of March 27, 2013, there were 7 officers participating in the LTIP, so the target for an individual officer would be 57,142 shares.

  Named Executive Officer Stock Ownership Guidelines

        Effective October 21, 2010, the Compensation Committee adopted stock ownership guidelines for the NEOs. The guidelines, which are not mandatory, as designed to encourage our NEOs to maintain an equity stake in the Company, and by doing so, appropriately link their interests with those of other stockholders. The NEOs should maintain an ownership level equal to a multiple of base salary as described in the table below. For the purposes of assessing the guidelines, the Company's stock shall be valued based on a rolling average of the Company's closing share price of the NASDAQ over the prior six months. Should a fluctuation in share price or increase in salary result in a NEO's ownership falling below the suggested level, he/she is encouraged to take appropriate actions to come back into compliance.

        Shares that satisfy the ownership requirement are as follows:

  •
  Shares purchased on the open market;

  •
  Shares acquired through the Company's Employee Stock Purchase Plan or 401(k) Plan;

  •
  Shares owned through the exercise and hold of Stock Appreciation Rights (SARs), and Options;

  •
  Vested and retained shares of common stock.

  •
  Shares held in trust for the benefit of the officer or his or her family member living in the same household.

  Ownership Guidelines by Role

Role	Ownership Guidelines
CEO	2.5 times current salary
CFO	1.5 times current salary
Named Executive Officer	1.0 times current salary

        As of March 27, 2013 Messrs. Fitzgerald, Newton, Pacek and Woloszko met these stock ownership guidelines.

  Defined Contribution Plans

        We have a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, to cover our U.S. employees, including NEOs. The 401(k) Plan permits eligible employees of the Company to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. In 2012, we made annual matching contributions to the 401(k) Plan in an amount equal to a dollar of Company stock for each dollar of participant contributions, up to a maximum of $2,500 in our stock. Eligible employees will receive a maximum of $625 per quarter with any additional matching contributions made at the end of the fiscal year for employees who may be hired throughout the fiscal year. While eligible participants may receive the stock matching contributions quarterly, 401(k) Plan participants are eligible to vest in current and future stock matching contributions after the first year of employment following date of hire. Our eligible employees may begin participating in the 401(k) Plan immediately upon date of hire.

        We do not provide defined benefit plans or deferred compensation plans to our NEOs or to other employees.

  Severance and Change in Control Arrangements with the NEOs

        The Compensation Committee believes that reasonable severance benefits should be provided to executive officers. Severance benefits reflect the fact that it may be difficult for executive officers to find comparable employment within a short period of time. Severance benefits are also intended to retain our executive officers in the market we compete with for executive talent. Base salary and supplemental COBRA payments provide economic security to ease in the executive's transition to new employment. Severance arrangements do not affect the other compensation elements.

        Accordingly, we have agreements with the NEOs which provide for severance benefits under certain events. The Compensation Committee believes that it is in our best interests as well as the best interests of our stockholders to offer such benefits to these NEOs. We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives. All of the companies in our October 2010 Peer Group offer severance and/or change in control agreements to their senior executives. The change of control provisions in the agreements are intended to provide executive officers financial security and sufficient incentive and encouragement to remain with the Company. As described in more detail below, we have structured the agreements to provide for acceleration of vesting of some or all equity grants, depending on the executive's employment status, in the event of a change in control.

        Additional information regarding the severance and change in control benefits is included below and in the Potential Payments Upon Termination or Change in Control Tables.

Continuity Agreements

        Each NEO, other than the CEO, and the CFO, has entered into a continuity agreement with us that provides for severance benefits under certain events described below. The severance and other benefits described below are subject to the relevant executive executing and not revoking a general release of claims against the Company in a form acceptable to the Company.

  Termination Without Cause Apart from a Change in Control

        The continuity agreements provide that in the event of termination without Cause apart from a Change in Control (as defined in the applicable continuity agreement) of the Company, the executive will be entitled to receive severance pay for a term of six months immediately commencing with the termination of the executive's employment with the Company, at a rate equal to the executive's base salary, not including bonus, in effect immediately prior to the executive's termination. The executive will also be reimbursed, not to exceed $650 per month, for the amount of his or her premium payment for group health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, provided that the executive elects such coverage. Upon the earlier of (i) the time that the executive no longer constitutes a Qualified Beneficiary (as such term is defined in Section 4980B(g)(1) of the IRC) and (ii) the date six months following the executive's termination, our obligations to reimburse the executive will cease.

        Effective as of the date of the NEO's termination, there is no acceleration of vesting of equity awards (except as may be provided in the applicable award agreement). The NEO's options and SARs that are vested at the time of termination will remain exercisable in accordance with the terms of the stock option agreements or stock appreciation rights agreements, as applicable, pursuant to which they were granted.

        Under the continuity agreements, the definition of "Cause" means the happening of one or more of the following events, in each case as determined in good faith by our Board of Directors, (i) any act of personal dishonesty taken by the NEO in connection with his/her responsibilities as an employee and intended to result in his or her substantial personal enrichment, (ii) the NEO's commission of a felony or an act of fraud against the Company or affiliates, (iii) a willful act by the NEO that constitutes gross misconduct and that is injurious to the Company, (iv) the NEO's failure to satisfactorily perform the NEO's obligations under his or her duties and scope of employment, which failure adversely affects the business of the Company or its affiliates, as determined by a majority of the members of our Board of Directors, and (v) continued violations by the executive of the NEO's obligations under his or her duties and scope of employment, which are demonstrably willful and deliberate on the NEO's part after we have delivered to the executive a written demand for performance that describes the basis for our belief that the NEO has not substantially performed his or her duties along with an opportunity for the NEO to meet such demands, which the NEO fails to accomplish within a reasonable period of time.

  Involuntary Termination Following a Change in Control

        The continuity agreements provide that if the NEO's employment with the Company terminates in an Involuntary Termination (as defined in the continuity agreements) at any time within twenty-four months after a Change in Control, then the executive shall be entitled to receive severance pay during the severance period at a rate equal to the NEO's current compensation. "Current compensation" means an amount equal to the greater of (i) the NEO's base compensation earned in the fiscal year preceding the fiscal year of the NEO's termination; or (ii) the NEO's base compensation for the fiscal year of the NEO's termination, including 100 percent of any bonus which the NEO could have earned during such fiscal year, assuming the achievement of all relevant executive and Company goals, milestones and performance criteria. The severance period commences with the termination of the NEO's employment in an Involuntary Termination and ends with the expiration of twenty-four months following the date of the NEO's termination. The NEO will also be reimbursed, not to exceed $650 per month, for the amount of his or her premium payment for group health coverage pursuant to COBRA, provided that the NEO elects such coverage. Upon the earlier of (1) the time that the NEO no longer constitutes a Qualified Beneficiary and (2) the date twenty-four months following the NEO's termination, our obligations to reimburse the NEO will cease. If our obligations cease due to the time the NEO no longer constitutes a Qualified Beneficiary, we will make a lump sum payment to the executive, on the date eighteen (18) months following the date of the Employee's Separation from Service, equal to the product of the last monthly reimbursement paid to the executive multiplied by six. During the twenty-four months following termination of the NEO's employment, he or she is entitled to executive-level outplacement services at our expense, not to exceed $15,000. At the time of Involuntary Termination following a Change in Control, the NEO will become 100 percent vested with respect to any outstanding SARs and Options that the NEO holds and any restrictions with respect to RS and RSUs that the NEO holds will immediately lapse.

        Under the continuity agreements, "Involuntary Termination" means mean (i) without the executive's express written consent, the assignment to the executive of any duties or the significant reduction of the executive's duties, either of which is inconsistent with the executive's position with the Company and his/her responsibilities in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities; (ii) without the executive's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the executive immediately prior to such reduction; (iii) a reduction by the Company in the base compensation of the executive as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction, with the result that the executive's overall benefits package is significantly reduced; (v) the relocation of the executive to a facility or a location more than 30 miles from the executive's then present location, without the executive's express written consent; (vi) any purported termination of the executive by the Company that is not effected for disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of the continuity agreement; provided, however, that no Involuntary Termination shall be deemed to have occurred if any such successor substitutes an agreement for the continuity agreement providing comparable severance benefits to those provided for in the continuity agreement.

        Under the continuity agreements, "Change in Control" means the occurrence of any of the following events: (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the total voting power represented by the voting securities of us or such surviving entity outstanding immediately after such merger or consolidation; (ii) the approval by our stockholders of a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of our assets; or (iii) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are our directors as of the date the continuity agreement was entered into, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i) or (ii) or in connection with an actual or threatened proxy contest relating to the election of our directors.

  Change in Control without Termination

        Upon a Change in Control, the NEOs would immediately become 50 percent vested with respect to any outstanding unvested SARs and Options that the NEO then holds and any restrictions with respect to 50 percent of the unvested RS and RSUs that the executive holds would immediately lapse. The remainder of the shares would vest in accordance with the original vesting schedule.

        Upon a Change in Control that constitutes a Hostile Takeover, the NEOs would immediately become 100 percent vested with respect to any outstanding SARs and Options that the executive holds and any restrictions with respect to RS and RSUs that the executive holds would immediately lapse.

        Under the continuity agreements, the definition of "Hostile Takeover" means any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing 50 percent or more of the total voting power represented by our then outstanding voting securities, without the approval of our Board of Directors.

  Termination Resulting from Death or Disability

        If the NEO's employment is terminated, other than the CEO, as a result of the executive's disability or death, then the NEO will not be entitled to receive severance or other benefits under the continuity agreement, but will be eligible for those benefits as may be established under our existing severance and benefits plans and policies at the time of the disability or death.

  Excise Tax Reimbursement

        Under their continuity agreements, the NEOs are eligible for Company reimbursement of golden parachute excise taxes paid or payable by them. In the event that any payment or other benefit under the continuity agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive shall be entitled to receive an additional payment from us, equal to 100 percent of any excise tax actually paid or payable by the executive in connection with the benefits under the continuity agreement, plus an additional payment from us in such amount that after payment of all taxes (including, without limitation, any interest and penalties on such taxes and the excise tax) , the executive retains an amount equal to the reimbursement payment. As described below, we did not include this excise tax reimbursement provision in the new employment agreements for Messrs. Fitzgerald and Newton.

        The following table describes the material terms of the continuity agreements:

Description	Benefits(1)
Termination without Cause apart from a Change in Control

•

Base Salary-current base salary for 6 months

•

COBRA-$650 per month for 6 months.

•

Options and SARs cease to vest and all unvested Options and SARs are cancelled. Unvested RS and RSUs are subject to forfeiture and repurchase pursuant to the terms of the stock agreements.

Involuntary Termination at any time within 24 months after a Change in Control

•

Current compensation for 24 months.(2)

•

COBRA-$650 per month for 24 months. If employee is no longer a qualified beneficiary; COBRA lump sum payment of last monthly reimbursement paid multiplied by six.

•

Outplacement Services-for 24 months not to exceed $15,000.

•

Stock-100 percent vested with respect to any outstanding SARs and Options that the executive holds. Any restrictions with RS and RSUs immediately lapse.

Description	Benefits(1)
Change in Control without termination	Stock-50 percent vested with respect to any outstanding unvested SARs and Options that the executive holds. Any restrictions with respect to 50 percent of the unvested RS and RSUs immediately lapse.
Change in Control without termination-Hostile Takeover	Stock-100 percent vested with respect to any outstanding SARs and SOs that the executive holds. Any restrictions with respect to the unvested RS and RSUs immediately lapse.
Termination resulting from death or disability
Not entitled to receive severance or other benefits under the continuity agreement, but is eligible for those benefits as may be established under the Company's existing severance and benefits plans and policies at the time of the disability or death.

(1)
This is a summary of the terms and benefits available under the continuity agreement and is qualified in its entirety by the full text of the continuity agreement.

(2)
"Current compensation" means an amount equal to the greater of (i) the executive's base compensation earned in the fiscal year preceding the fiscal year of the executive's termination; or (ii) the executive's base compensation for the fiscal year of the executive's termination, including 100 percent of any bonus which the executive could have earned during such fiscal year, assuming the achievement of all relevant executive and Company goals, milestones and performance criteria.

        The severance and other benefits in the agreements are subject to the NEOs executing and not revoking a general release of claims against the Company in a form acceptable to the Company.

  2010 Amended and Restated Employment Agreement of the President and Chief Executive Officer

        Effective January 8, 2010, we entered into an employment agreement with Mr. Fitzgerald in connection with his appointment as President and Chief Executive Officer.

  Involuntary Termination Without Cause Following a Change in Control

        Under this agreement, if his employment is involuntarily terminated without cause or he resigns due to a constructive termination of his employment (an Involuntary Termination, as defined in Mr. Fitzgerald's Employment Agreement) within twenty-four months following a Change in Control, Mr. Fitzgerald would be entitled to receive as severance an amount equal to the sum of (i) his base salary (on a monthly basis) multiplied by the length of the "Continuation Period" (as defined below), plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at 100 percent of budget or plan) multiplied by (x) the number of months in the Continuation Period divided by (y) twelve. Mr. Fitzgerald would be eligible to receive reimbursement equal to $1,500 per month during the Continuation Period which is intended to reimburse his premium payments, if any, for group health coverage elected by him pursuant to COBRA. The vesting and exercisability of all of Mr. Fitzgerald's outstanding equity awards would be automatically accelerated and any transfer or forfeiture restrictions on the equity awards would automatically lapse as to 100 percent of the unvested shares at the time of the involuntary termination. The severance and other benefits are subject to Mr. Fitzgerald executing and not revoking a general release of claims against the Company in a form acceptable to the Company.

        For purposes of Mr. Fitzgerald's employment agreement, "Continuation Period" is defined as the period of time commencing on the date of an involuntary termination, of a duration equal to two months for each full month of Mr. Fitzgerald's employment as President and CEO of the Company, up to a maximum of (i) twenty-four months, for purposes of an involuntary termination which occurs within twenty-four months after a Change in Control, or (ii) eighteen months, for purposes of an involuntary termination which occurs prior to a Change in Control or more than twenty-four months following a Change in Control.

  Involuntary Termination Without Cause Apart from a Change in Control

        In the event Mr. Fitzgerald's employment is terminated as a result of an Involuntarily Termination at any time prior to the occurrence of a Change in Control or after the twenty-four month period following a Change in Control, Mr. Fitzgerald would be entitled to receive as severance in one lump-sum payment an amount equal to (i) his base salary (on a monthly basis) multiplied by the length of the Continuation Period, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at 100 percent of budget or plan) multiplied by (x) the number of months in the continuation period divided by (y) twelve. Mr. Fitzgerald would be eligible to receive reimbursement equal to $1,500 per month during the Continuation Period which is intended to reimburse his premium payments, if any, for group health coverage elected by him pursuant to COBRA. The severance and other benefits are subject to Mr. Fitzgerald executing and not revoking a general release of claims against us in a form acceptable to us.

  Change in Control without Termination

        Upon a Change in Control, the vesting and exercisability of all of Mr. Fitzgerald's outstanding equity awards would be automatically accelerated and any transfer or forfeiture restrictions on the equity awards would automatically lapse as to 100 percent of the then-unvested shares.

  Termination Resulting from Death or Disability

        If Mr. Fitzgerald's employment is terminated as a result of his death or disability, he will not be entitled to any other severance or other benefits. Mr. Fitzgerald, or, as the case may be, his estate or designated beneficiary(ies) would receive payment(s) for all accrued but unpaid base salary (and any portion of the annual bonus that has been awarded by the Board of Directors or compensation committee or earned pursuant to the terms of the applicable bonus plan or program with respect to the applicable year and was unpaid on the termination date), and all accrued but unused vacation as of the date of his termination of employment, and his benefits will be continued under our existing benefit plans and policies in effect on the date of termination and in accordance with their terms and applicable law. Mr. Fitzgerald's vesting and exercisability of all outstanding equity awards shall be automatically accelerated and any transfer or forfeiture restrictions on the equity awards will automatically lapse.

  Excise Tax Reimbursement

        In the event that any payment or other benefit under his employment agreement, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Fitzgerald would be entitled to receive such payments or benefits either (i) in full, or (ii) as to such lesser amount which would result in no portion of such payments being subject to the excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax, results in the receipt by Mr. Fitzgerald, on an after-tax basis, of the greatest amounts of payments and benefits, notwithstanding that all or some portion of such payments may be subject to the excise tax. To the extent that any reduction of payments is required, the specific payments that will be reduced and the order of such reduction will be determined by us in our sole discretion.

  Additional Benefits

        Mr. Fitzgerald is eligible to participate in our employee benefit plans including medical, disability, and life insurance in accordance with the rules established for individual participation in any such plan under applicable law.

        We will provide the following benefits to Mr. Fitzgerald at our expense:

  (i)
  an annual physical examination, with Mr. Fitzgerald's agreement that the doctor performing the examination will provide a copy of the examination report to the Compensation Committee; and

  (ii)
  reimburse Mr. Fitzgerald for attorneys' fees and expenses incurred by Mr. Fitzgerald in connection with the negotiation and execution of the employment agreement, up to a maximum of $5,000.

        The following table describes the material terms of the 2010 Employment Agreement for our President and CEO.

Reason for Termination	Severance Benefits(1)
Involuntary Termination apart from a Change in Control, or after the 24-month period following the effective date of a Change in Control(3)

•

One lump-sum payment equal to (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 18 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by (x) the number of months in the continuation period divided by (y) 12.

•

COBRA-$1,500 per month for the continuation period (of up to 18 months).

Involuntary Termination at any time within 24 months after a Change in Control

•

One lump sum payment equal to the sum of (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 24 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by (x) the number of months in the continuation period divided by (y) 12.

•

COBRA-$1,500 per month for the continuation period (of up to 24 months).

•

Stock-The vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the unvested shares at the time of the involuntary termination.

Reason for Termination	Severance Benefits(1)
Change in Control without termination	Stock-vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the then-unvested shares.
Termination resulting from death or disability

•

Not entitled to receive severance or other benefits under the employment agreement. Stock- The vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the unvested shares at the time of the involuntary termination.

Additional Benefits	• Annual physical. • Reimburse up to $5,000 for attorney's fees and expenses incurred in connection with the negotiation and execution of the employment agreement.

(1)
This is a summary of the terms and benefits available under the continuity agreement and is qualified in its entirety by the full text of the continuity agreement.

(2)
Involuntary Termination" shall include any Termination Without Cause and Executive's Voluntary Termination, upon 30 days prior written notice to the Company within 90 days following:

i.
(i)The assignment of any duties, or the removal from or reduction or limitation of duties or responsibilities, which in any case is a significant change in Executive's position, title, organization level, duties, responsibilities, compensation and status with the Company, without Executive's express written consent;

ii.
A substantial reduction of the facilities and perquisites provided to Executive (including office space or relocation more than 30 miles from the Company's then present location);

iii.
A reduction in Executive's Base Salary (other than in connection with a general decrease in base salaries for officers of the Company);

iv.
A material reduction in the kind or level of Executive's benefits (including percentage bonus opportunity) with the result that the overall benefits package is significantly reduced;

v.
any purported termination of the Executive by the Company that is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or

vi.
The failure of the Company to obtain the assumption of this Agreement by any successors; provided , however , that no Involuntary Termination shall be deemed to have occurred if any such successor substitutes an agreement for this Agreement providing comparable severance benefits to those provided in this Agreement.

        The amended and restated employment agreement also provides for automatic acceleration of vesting and exercisability of equity awards in the event of the formal acceptance by the Board of Directors of the CEO's resignation under circumstances acceptable to the Board of Directors. In addition, each SO held by the CEO which was granted to him while he was serving as President and CEO will remain exercisable until the date occurring one year after the date of the termination of employment or, if earlier, the expiration date on which the option would have expired without regard to termination of employment or service with the Company.

  2009 Employment Agreement of the Senior Vice President and Chief Financial Officer

        Mr. Newton entered into an employment agreement effective April 2, 2009. The following table describes the material terms of the Employment Agreement. The severance and other benefits described below are subject to Mr. Newton executing and not revoking a general release of claims against the Company in a form acceptable to the Company.

Description	Benefits(1)
Involuntary Termination apart from a Change in Control, or after the 24-month period following the effective date of a Change in Control(2)(3)

•

One lump-sum payment equal to (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 12 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by (x) the number of months in the continuation period divided by (y) 12.

•

COBRA-$1,500 per month for the continuation period (of up to 12 months).

Involuntary Termination at any time within 24 months after a Change in Control

•

One lump sum payment equal to the sum of (i) the base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 24 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by (x) the number of months in the continuation period divided by (y) 12.

•

COBRA-$1,500 per month for the continuation period (of up to 24 months).

•

Stock-The vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the unvested shares at the time of the involuntary termination.

Change in Control without termination
Stock-vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 50 percent of the then-unvested shares.
Change in Control without termination-Hostile Takeover
Stock- vesting and exercisability of all outstanding equity awards will be automatically accelerated and any transfer or forfeiture restrictions on the equity awards automatically lapse as to 100 percent of the then-unvested shares.

Description	Benefits(1)
Termination resulting from death or disability	Not entitled to receive severance or other benefits under the employment agreement.

(1)
This is a summary of the terms and benefits available under the continuity agreement and is qualified in its entirety by the full text of the continuity agreement.

(2)
In the event of Involuntary Termination apart from a Change in Control, or after the twenty-four month period following the effective date of a Change in Control Mr. Newton's Options and SARs cease to vest and all unvested Options and SARs are cancelled. Unvested RS and RSUs are subject to forfeiture and repurchase pursuant to the terms of the stock agreements.

(3)
Involuntary Termination" is defined the same as in Mr. Fitzgerald employment agreement.

Mr. Newton entered into an amendment to his Employment Agreement effective January 8, 2010. Effective January 1, 2010 Mr. Newton's base salary was raised to $328,320 from $285,000 and his target bonus changed from 60 percent to 50 percent of his annual base salary. All other terms of Mr. Newton's original employment agreement remain the same.

Mr. Newton entered into a second amendment to his Employment Agreement effective January 20, 2012 in conjunction with his promotion to Senior Vice President, Chief Finance Officer and Chief Operating Officer. Effective January 1, 2012 Mr. Newton's base salary was raised to $370,200 from $336, 528 and his target bonus changed from 50 percent to 60 percent of his annual base salary.

        The Duties and Scope of Employment of Section 2 of the Agreement was amended in its entirety to read as follows: "The Company shall employ the Executive in the position of Senior Vice-President, Chief Financial Officer and Chief Operating Officer, as such position was defined in terms of responsibilities and compensation as of January 20, 2012, provided, however, that the Board of Directors shall have the right, subject to the other provisions of this Agreement, at any time prior to the occurrence of a Change of Control, to revise such responsibilities and compensation as the Board of Directors in its discretion may deem necessary or appropriate."

        The Continuation Period of Section 7(c) of the Agreement was amended in its entirety to read as follows: "(c) Continuation Period shall mean a period, commencing on the date of an Involuntary Termination, of a duration equal to (i) 24 months, for purposes of an Involuntary Termination which occurs within 24 months after a Change of Control, or (ii) 12 months, for purposes of an Involuntary Termination which occurs prior to a Change of Control or more than 24 months following a Change of Control."

        All other terms of Mr. Newton's original employment agreement remain the same.

  What other elements of compensation and perquisites are offered to executive officers?

        In addition to the elements of executive compensation discussed above, the NEOs are eligible to receive health care coverage that is generally available to other employees of the Company. We also offer a number of other benefits to the NEOs pursuant to benefit programs that provide for broad-based employee participation. These benefit programs include the employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, educational assistance, employee assistance, the 401(k) Plan (as described above) and certain other benefits. Many employees are also eligible for variable pay under sales incentive plans and/or the company bonus plan.

        The availability of the benefit programs allows us to attract, recruit and retain employees. The benefit programs provide employees access to quality healthcare and assists employees in meeting their financial and retirement goals. We also believe this assists in increasing employee loyalty to the Company.

  Does the Company have any policies with respect to equity compensation awards?

        We evaluate the allocation of equity awards among Option grants, RS grants, RSUs, and the various other awards available under the 2003 Plan by reference to the Peer Group and medical technology competitive companies discussed above. We do not have a policy of granting equity-based awards at other than the fair market value. The exercise price for Option grants and similar awards is determined by using the closing market price per share of our common stock as reported on the Nasdaq Global Select Market on the date of grant.

        Periodic grants of equity-based compensation awards for executive officers made under the compensation program discussed above have been approved by the Compensation Committee (and, with respect to any grant to the CEO or other executive officer included in the periodic grant, by the Board) and ratified at the February and July meetings of the Board of Directors, or such later date that is at least the third business day after we have publicly released our operating and financial results for the fiscal year just ended, and the date or the later dates as established by the Board of Directors or the Compensation Committee will serve as the grant date of such awards. The date of the February and July Board meetings are established by the Board of Directors each year in the prior year. The Company may also make grants of equity incentive awards at the discretion of the Compensation Committee or the Board of Directors in connection with the hiring of new executives. Notwithstanding the foregoing, the Company will not make grants of equity-based compensation when employee-stockholders are otherwise prohibited from trading in our securities in accordance with our Code and insider trading policies, otherwise known as a "blackout period." Consistent with this policy, we do not make equity-based grants while in possession of material non-public information. The policy regarding the granting of equity-based compensation awards was adopted by the Compensation Committee on February 22, 2007.

        Equity awards were granted to the NEOs in February 2013 with the size of the grant determined based on the executive's position and individual performance in fiscal year 2012. Future retention of the executive was also considered.

  Tax and Accounting Considerations

        The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code , which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for each of the CEO and certain other NEOs, unless such compensation meets the requirements for the "performance-based" exception to the general rule. The cash compensation payable to each of the NEOs, excluding the CEO and CFO, in 2011 did not exceed $1 million. The cash compensation payable to each of the NEOs in 2012, excluding the CEO and CFO, is also expected to be below $1 million. The cash compensation paid to the CEO for 2012 is above $1 million due to the bonus paid in 2012 for the achievement of Company and personal goals in 2012. The Compensation Committee intends to continue seeking a tax deduction for all executive compensation, to the extent it determines that it is in the best interests of the Company, although it may award compensation to our executive officers which is not fully deductible if it determines that the award is consistent with its philosophy and is in the best interests of the Company and the stockholders. All of the Options and SARS granted to our NEOs are intended to qualify under Section 162(m) as performance-based compensation, although the income from restricted stock and RSUs granted to our NEOs generally does not qualify as performance-based compensation under Section 162(m).

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee establishes and oversees the design and functioning of the Company's executive compensation policies and procedures. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for its 2012 Annual Meeting of Stockholders.

The Compensation Committee

Christian P. Ahrens, Chairman
Dr. Barbara D. Boyan
Peter L. Wilson

The foregoing Report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

 SUMMARY EXECUTIVE OFFICER COMPENSATION

        The following summary compensation table sets forth the 2012, 2011, and 2010 compensation earned by the Company's Chief Executive Officer, the Company's Chief Financial Officer, and the three most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 2012.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (5)	Total
David Fitzgerald	2012	$564,826	$970,880	$154,115	$397,638	$3,746	$2,091,205
President and Chief Executive Officer	2011	$548,375	$1,207,416	$178,767	$425,539	$3,700	$2,363,797
	2010	$534,154	$137,460	$—	$802,126	$2,823	$1,476,563
Todd Newton	2012	$370,200	$248,152	$293,290	$198,131	$2,500	$1,112,273
Senior Vice President, Chief Financial	2011	$336,528	$196,533	$293,695	$168,769	$2,500	$998,025
Officer and Chief Operating Officer	2010	$327,987	$—	$—	$302,301	$55,066	$685,354
James L. Pacek	2012	$308,554	$127,841	$151,092	$137,615	$2,500	$727,602
Senior Vice President, Global Markets and	2011	$300,150	$168,453	$204,319	$146,023	$2,500	$821,445
General Manager, ENT	2010	$289,770	$—	$—	$233,903	$2,500	$526,174
Scott Schaffner	2012	$306,168	$127,841	$151,092	$126,202	$2,500	$713,803
Senior Vice President	2011	$298,700	$140,372	$204,319	$128,098	$2,500	$773,989
General Manager, Sports Medicine	2010	$273,269	$198,675	$666,660	$196,671	$2,500	$1,337,775
Jean Woloszko	2012	$285,053	$154,659	$182,780	$113,394	$2,500	$738,386
Chief Technology Officer and	2011	$276,750	$140,372	$204,319	$122,670	$3,222	$747,333
Senior Vice President of Research and Development	2010	$262,092	$258,100	$—	$194,533	$2,500	$717,225

(1)
The grant date fair value of stock awards granted in 2012, 2011 and 2010 under the Company's Amended and Restated 2003 Incentive Stock Plan. 2012 amounts also include the grant date fair value for the Performance Shares awarded in 2012 under the LTIP. Consistent with US GAAP, the grant date fair value is based on the probable outcome of the performance conditions. On January 2012 the Company granted RSU's to the NEOs for the 2012-2014 performance cycle, which will vest only if certain identified targets are met as more fully described in the "Performance Based Long-Term Equity Section". If performance is achieved the RSUs will vest assuming the executive officer remains employed by us through the vesting date. The grant date fair value of these awards is $0. The maximum potential value of the RSUs granted to each NEO based on the grant date fair value using the Monte Carlo valuation model and assuming the highest level of achievement is $1,280,250.

(2)
The grant date fair value of stock options granted in 2012, 2011 and 2010 under the Company's Amended and Restated 2003 Incentive Stock Plan, calculated in accordance with US GAAP guidance for share based payments. The grant date fair value of stock options equals the black Scholes value on the date of grant multiplied by the number of shares awarded.

(3)
Represents bonus amounts paid in accordance with the 2012, 2011 and 2010 Executive Officer Bonus Plan. Refer to "Performance Based Compensation" section of the Company's CD&A.

(4)
Represents the fair market value of the performance based long-term incentive plan awards that are expected to vest. Refer to the "Performance-Based Compensation" section of the Company's CD&A for further details regarding these awards.

(5)
For 2012, the All Other Compensation column consists of $1,246 for Mr. Fitzgerald for a health allowance and $2,500 401(k) contribution match in the Company's stock made to all of the Named Executive Officers. For 2011, the All Other Compensation column consists of $1,200 for Mr. Fitzgerald for a health allowance and special pay of $722 to Mr. Woloszko and $2,500 401(k) contribution match in the Company's stock made to all of the Named Executive Officers. For 2010, the All Other Compensation column consists of $323 for Mr. Fitzgerald for a health allowance, $52,566 of moving expenses paid to Mr. Newton and a $2,500 401(k) contribution match in the Company's stock made to the named executive officers.

Grants of Plan-Based Awards Table

        The following table provides information pertaining to stock compensation grants made to our Chief Executive Officer and each of our NEOs during the 2012 fiscal year.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
David Fitzgerald		$343,414	$451,861	$722,977
	1/6/2012				8,333	50,000	75,000			$31.30	$0	(3)
	2/28/2012							37,000		$26.24	$970,880	(4)
	2/28/2012								12,183	$26.24	$154,115	(5)
Todd Newton		$168,811	$222,120	$355,392
	1/6/2012				8,333	50,000	75,000			$31.30	$0	(3)
	2/28/2012			`				9,457		$26.24	$248,152	(4)
	2/28/2012								23,185	$26.24	$293,290	(5)
James L. Pacek		$117,251	$154,277	$246,843
	1/6/2012				8,333	50,000	75,000			$31.30	$0	(3)
	2/28/2012							4,872		$26.24	$127,841	(4)
	2/28/2012								11,944	$26.24	$151,092	(5)
Scott Schaffner		$104,709	$137,776	$220,441
	1/6/2012				8,333	50,000	75,000			$31.30	$0	(3)
	2/28/2012							4,872		$26.24	$127,841	(4)
	2/28/2012								11,944	$26.24	$151,092	(5)
Jean Woloszko		$97,488	$128,274	$205,238
	1/6/2012				8,333	50,000	75,000			$31.30	$0	(3)
	2/28/2012							5,894		$26.24	$154,659	(4)
	2/28/2012								14,449	$26.24	$182,780	(5)

(1)
For Non-Equity Incentive Plan Awards, these columns show the range of possible cash payouts that could have been earned for each of the NEOs under the 2012 Executive Officer Bonus Plan. "Threshold" represents the lowest possible payout if there is a payout and "Maximum" reflects the highest possible payout. Actual amounts paid are reflected in the Summary of Executive Officer Compensation table above.

(2)
These numbers represent the threshold, target and maximum amounts that could be earned pursuant to the performance based Long-Term Incentive Program. "Threshold" represents the lowest possible payout if there is a payout and "Maximum" reflects the highest possible payout. Actual amounts will be awarded at the end of the Performance Period.

(3)
We awarded Performance Shares pursuant to the LTIP in January 2012 to each of the NEOs, and they will be earned and converted into shares based on our performance over the performance period from January 1, 2012 through December 31, 2014. See the "Summary Compensation Table" and its footnotes for further information regarding the determination of the grant date fair value of these awards assuming probable outcome of the performance-related components and assuming maximum achievement of the performance-related components. 50 percent of the awards earned (if any) will vest on the date that the Company files its December 31, 2014 annual Report on From 10-K and 25 percent will vest on the next two anniversary dates, subject to continued employment by the Company.

(4)
RSUs grant date fair value is calculated in accordance with ASC 718 and based on the closing price of our stock on the date of grant. RSUs vest over a three year period for Mr. Fitzgerald and over a five year period for all other NEOs.

(5)
Refer to Note 12, "Stockholders' Equity", in the Notes to Consolidated Financial Statements included in the 2012 Annual Report on Form 10-K for the relevant assumptions used to determine the valuation of our option awards using the Black Scholes valuation method in accordance with ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards. The potential appreciation in our stock price above the exercise price of the stock options, not the fair value used for accounting purposes at grant, motivates our executive officers. Awards vest over four years subject to continued employment.

Outstanding Awards at Fiscal Year End Table

        The following table provides information pertaining to the equity-based awards of our Chief Executive Officer and each of our NEOs that were outstanding as of December 31, 2012.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(2)
David Fitzgerald	10,000	(3)			$24.69	5/26/2014
	10,000	(4)			$42.67	5/25/2013
	10,000	(4)			$40.78	5/24/2014
	1,814	(5)			$44.50	5/29/2015
	4,254	(6)			$23.50	12/16/2016
	157,235	(6)			$23.50	12/16/2016
	2,495	(7)	3,614	(7)	$33.39	2/17/2018
	4,325	(6)	725	(6)	$33.39	2/17/2018
	3,383	(6)	5,099	(6)	$26.40	2/28/2019
	—	(7)	3,700	(7)	$26.40	2/28/2019
							197	(13)	$6,814
							24,107	(13)	$833,861
							37,000	(13)	$1,279,830
										8,333	$288,238	(14)
Todd Newton	12,764	(8)	4,256	(8)	$23.50	12/16/2016
	60,567	(9)	2,413	(9)	$23.50	12/16/2016
	13,280	(11)			$23.50	12/16/2016
			3,758	(9)	$33.39	2/17/2018
	8,402	(8)	6,173	(8)	$33.39	2/17/2018
			3,806	(9)	$26.24	2/28/2019
	4,830	(8)	14,549	(8)	$26.24	2/28/2019
							6,000	(10)	$207,540
							4,708	(10)	$162,850
							9,457	(10)	$327,118
										8,333	$288,238	(14)
James L. Pacek	15,534	(4)			$41.10	11/27/2013
	2,771	(8)			$36.08	2/27/2014
	2,389	(4)			$36.08	2/27/2014
	8,456	(4)			$43.51	3/5/2015
	11,523	(8)	4,255	(8)	$23.50	12/16/2016
	25,977	(9)	8,245	(9)	$23.50	12/16/2016
			3,526	(9)	$33.39	2/17/2018
	5,845	(8)	3,383	(8)	$33.39	2/17/2018
			3,485	(9)	$26.24	2/28/2019
	2,488	(8)	5,971	(8)	$26.24	2/28/2019
							586	(10)	$20,270
							4,036	(10)	$139,605
							4,872	(10)	$168,522
										8,333	$288,238	(14)
Scott Schaffner	7,549	(12)	4,922	(12)	$26.49	1/25/2017
	32,553	(12)	9,976	(12)	$26.49	1/25/2017
			2,617	(12)	$33.39	2/17/2018
	5,845	(7)	4,292	(7)	$33.39	2/17/2018
			3,484	(12)	$26.24	2/28/2019
	2,488	(7)	5,972	(7)	$26.24	2/28/2019
							4,500	(10)	$155,655
							3,363	(10)	$116,326
							4,872	(10)	$168,522
										8,333	$288,238	(14)
Jean Woloszko	584	(9)			$46.84	2/21/2013
	750	(9)			$46.84	2/21/2013
	10,500	(4)			$46.84	2/21/2013
	2,771	(9)			$36.08	2/27/2014
	14,457	(4)			$36.08	2/27/2014
	2,298	(9)			$43.51	3/5/2015
	8,507	(4)			$43.51	3/5/2015
	5,152	(8)	4,255	(8)	$23.50	12/16/2016
	24,848	(8)	5,745	(8)	$23.50	12/16/2016
			3,526	(9)	$33.39	2/17/2018
	5,845	(9)	3,383	(9)	$33.39	2/17/2018
			3,738	(9)	$26.24	2/28/2019
	3,010	(8)	7,701	(8)	$26.24	2/28/2019
							251	(10)	$8,682
							10,000	(10)	$345,900
							3,363	(12)	$116,326
							5,894	(10)	$203,873
										8,333	$288,238	(14)

(1)
Option granted before February 2005 have a 10-year term. Option granted after February 2005 have a seven-year term.

(2)
Value is based on the closing stock price on December 31, 2012 of $34.59 per share.

(3)
Option award that vests monthly over 8 months.

(4)
Stock settled stock appreciation right award that vests quarterly over four years.

(5)
Stock settled stock appreciation right award that vests or becomes exercisable annually over three years.

(6)
Option award that vests monthly over three years.

(7)
Option award that vest over three years. 25% vest one year from grant date, and monthly thereafter.

(8)
Option award that vest monthly over 4 years.

(9)
Option award that vest over 4 years. 25% vests one year from grant date, and monthly thereafter.

(10)
Restricted stock award that is released annually over five years from grant date.

(11)
Option awards that were immediately vested

(12)
Restricted stock award that 50% vest at 28 months and the remaining 50% vest at 58 months from grant date.

(13)
Restricted stock award that vests annually over three years.

(14)
We awarded Performance Shares pursuant to the LTIP in January 2012 to each of the NEOs, and they will be earned and converted into shares based on our performance over the performance period from January 1, 2012 through December 31, 2014, at which point the ending value of the Company's common stock must be at least $35.00 (adjusted for stock splits, etc.) for any awards to vest. Vesting of the Performance Shares are split into three separate traunches based on the three performance criteria, total revenue for the year ending December 31, 2014, cumulative adjusted operating income over the Performance Period and cumulative free cash flows over the Performance Period. In accordance with SEC rules, the number of shares shown are based on achieving threshold performance goals.

Options Exercised and Stock Vested Table

        The following table provides information regarding the number and value of options exercised and stock awards vested during the 2012 Fiscal Year by each of our NEOs.

	Exercised Option Awards(1)		Vested Stock Awards
Name	Shares Acquired on Exercise (#)	Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
David Fitzgerald	50,000	$912,950	22,749	$566,189
Todd Newton	—	—	4,178	$109,520
James L. Pacek	—	—	1,821	$46,336
Scott Schaffner	—	—	2,341	$67,060
Jean Woloszko	5,209	$4,279	1,507	$38,414

(1)
Amount relates to stock option exercises during 2012.

(2)
Represents the difference between the exercise price and the fair market value of the Company's common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(3)
Represents the fair market value of the Company's common stock on the vesting date, multiplied by the number of shares that vested.

Potential Payments Upon Involuntary Termination

        The compensation and benefits described below assume that the NEOs experienced an Involuntary Termination of employment effective December 31, 2012. The descriptions set forth below are based on our best estimate of the compensation and benefits that would be provided to the executives upon an involuntary termination of employment; however, any actual amounts will be determined based on the facts and circumstances in existence at that time.

Involuntary Termination Without Cause

Name	Salary Continuation or Severance ($)		Benefits or Perquisites ($)		Accelerated Vesting of Option Awards ($)	Accelerated Vesting of Stock Awards ($)
David Fitzgerald	1,525,030	(1)	$27,000	(2)	—	—
Todd Newton	592,320	(3)	$18,000	(4)	—	—
James L. Pacek	154,277	(5)	$3,900	(6)	—	—
Scott Schaffner	153,084	(5)	$3,900	(6)	—	—
Jean Woloszko	142,527	(5)	$3,900	(6)	—	—

(1)
Mr. Fitzgerald's employment contract provides for a lump sum payment equal to (i) base salary (on a monthly basis) multiplied by the length of the continuation period, a duration equal to 2 months for each full month of employment, up to a maximum of 18 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by the number of months in the continuation period and divided by 12.

(2)
Mr. Fitzgerald's and employment contract provides that in the event of involuntary termination without cause, he is entitled to reimbursement for COBRA expenses up to a maximum of $1,500 per month for 18 months.

(3)
Mr. Newton's employment contract provides for one lump sum payment equal to (i) base salary (on a monthly basis) multiplied by 12 months (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs.

(4)
Mr. Newton's employment contract provides that in the event of involuntary termination without cause, he is entitled to reimbursement for COBRA expenses up to a maximum of $1,500 per month for 12 months.

(5)
The continuity agreements of Messrs. Pacek, Schaffner and Woloszko each provide for severance payments upon involuntary termination without cause in amounts equal to six months current compensation excluding bonus, paid in accordance with the Company's normal payroll practice.

(6)
In the event of involuntary termination without cause, the employment contracts of Messrs. Pacek, Schaffner and Woloszko each provide for COBRA expense reimbursement up to a maximum of $650 per month for 6 months.

Potential Termination Payments Upon Change in Control of the Company

        The compensation and benefits described below assume that the NEOs experienced a qualifying termination upon change in control of the Company effective December 31, 2012. The descriptions set forth below are based on our best estimate of the compensation and benefits that would be provided to the executives upon an involuntary termination due to a change in control of the Company however, any actual amounts will be determined based on the facts and circumstances in existence at that time.

Termination Upon a Change in Control of the Company

Name	Salary Continuation or Severance ($)		Benefits or Perquisites ($)		Accelerated Vesting of Option Awards ($)(5)(6)	Accelerated Vesting of Stock Awards ($)(5)(6)	Section 280G Gross-Up Payments ($)
David Fitzgerald	$2,033,374	(1)	$36,000	(3)	$77,271	$2,120,505	—
Todd Newton	$1,184,640	(1)	$36,000	(3)	$239,141	$697,507	—
James L. Pacek	$925,662	(2)	$30,600	(4)	$225,873	$328,397	—
Scott Schaffner	$887,887	(2)	$30,600	(4)	$207,922	$440,504	—
Jean Woloszko	$826,654	(2)	$30,600	(4)	$214,706	$674,782	—

(1)
Messrs. Fitzgerald's and Newton's employment contract provides for payments equal to the sum of (i) base salary (on a monthly basis) multiplied by 24 months, plus (ii) an amount equal to the cash portion of his target annual bonus for the fiscal year in which the termination occurs multiplied by 24 months and divided by 12. LTIP performance conditions have not been met as of December 31, 2012, to there is no value associated with the accelerated vesting upon a change in control.

(2)
The continuity agreements of Messrs. Pacek, Schaffner and Woloszko each provide for severance payments upon termination as a result of a change of control in amounts equal to 24 months of the greater of (i) the executive's base compensation earned in the fiscal year preceding the fiscal year of the executive's termination; or (ii) the executive's base compensation for the fiscal year of the executive's termination, including 100 percent of any bonus which the executive could have earned during such fiscal year, assuming the achievement of all relevant executive and Company goals, milestones, and performance criteria. LTIP performance conditions have not been met as of December 31, 2012, to there is no value associated with the accelerated vesting upon a change in control.

(3)
This amount represents reimbursement for COBRA coverage of up to $1,500 per month for 24 months.

(4)
The continuity agreements of Messrs. Pacek, Schaffner and Woloszko each provide for COBRA expenses up to a maximum of $650 per month for 24 months, plus outplacement expense reimbursement up to a maximum of $15,000. The total of such maximum payments to Messrs. Pacek, Schaffner and Woloszko was calculated to be $30,600 per individual.

(5)
The employment contracts of Messrs. Fitzgerald and Newton and the continuity agreements of Messrs. Pacek, Schaffner and Woloszko provide for accelerated vesting of 100 percent of the NEO's unvested options and equity awards in the event the NEO's employment is terminated as a result of a change in control of the Company. Refer to the "Involuntary Termination Following a Change in Control" section of this Compensation Discussion and Analysis above for a more detailed discussion of accelerated vesting clauses. Note that the stock options/SAR values in this table represent the intrinsic value of the unvested stock options and SARs that would have accelerated as of December 31, 2012, calculated as the excess of our share price of $34.59 on December 31, 2012, over the exercise price of the option, multiplied by the number of shares that would have become vested and exercisable.

(6)
The value of stock awards is based on the market value of our stock on December 31, 2012 multiplied by the number of unvested/unreleased shares that would have been accelerated as of December 31, 2012. Currently none of the LTIP performance conditions have been met when adjusted for the shorter time period and as such we would not expect any accelerated vesting upon change in control.

Change in Control of the Company or Hostile Takeover without Termination

        The compensation and benefits described below assume that there was a change in control of the Company effective December 31, 2012, and that none of the NEOs were terminated in conjunction with the change in control or hostile takeover. The descriptions set forth below are based on our best estimate of the compensation and benefits that would be provided to the executives upon these events; however, any actual amounts will be determined based on the facts and circumstances in existence at that time.

	Change in Control without Termination				Hostile Takeover without Termination
Name	Accelerated Vesting of Option Awards ($)		Accelerated Vesting of Stock Awards ($)		Accelerated Vesting of Option Awards ($)		Accelerated Vesting of Stock Awards ($)
David Fitzgerald	$77,271	(1)	$2,120,505	(1)	$77,271	(3)	$2,120,505	(3)
Todd Newton	$119,570	(2)	$348,754	(2)	$239,141	(3)	$697,507	(3)
James L. Pacek	$112,937	(2)	$164,199	(2)	$225,873	(3)	$328,397	(3)
Scott Schaffner	$103,961	(2)	$220,252	(2)	$207,922	(3)	$440,504	(3)
Jean Woloszko	$107,353	(2)	$337,391	(2)	$214,706	(3)	$674,782	(3)

(1)
The employment contract of Mr. Fitzgerald provides for accelerated vesting as to 100 percent of all options and equity awards in the event Mr. Fitzgerald is subject to a "non-hostile" change of control of the Company without termination of employment. Refer to the "Change in Control without Termination" section of the CD&A above for a more detailed discussion of accelerated vesting clauses. The stock option/SAR value represents the intrinsic value of the unvested stock options and SARs that would have accelerated as of December 31, 2012, calculated as the excess of our share price of $34.59 on December 31, 2012, over the exercise price of the option/SAR, multiplied by the number of shares which would have become vested and exercisable. The value of unvested stock awards is based on the market value of our stock on December 31, 2012 multiplied by the number of shares.

(2)
The employment contract of Mr. Newton and the continuity agreements of Messrs. Pacek, Schaffner and Woloszko provide for accelerated vesting as to 50 percent of all options and equity awards when NEOs are subject to a "non-hostile" change of control of the Company without termination of employment. Refer to the "Change in Control without Termination" section of the CD&A above for a more detailed discussion of accelerated vesting clauses. The stock option/SAR value represents the intrinsic value of the unvested stock options and SARs that would have accelerated as of December 31, 2012, calculated as the excess of our share price of $34.59 on December 31, 2012, over the exercise price of the option/SAR, multiplied by the number of shares which would have become vested and exercisable. The value of unvested stock awards is based on the market value of our stock on December 31, 2012 multiplied by the number of shares.

(3)
The employment contracts of Messrs. Fitzgerald and Newton and the continuity agreements of Messrs. Pacek, Schaffner and Woloszko provide for accelerated vesting as to 100 percent of all options and equity awards when the change in control results from a "hostile" takeover. The definition of "Hostile Takeover" means any change "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in rule 13d-3 under said Act), directly or indirectly, of Securities of the Company representing 50 percent or more of the total voting power represented by the Company's then outstanding voting securities, without the approval of the Company's Board of Directors. Refer to the "Change in Control without Termination" section of the CD&A above for a more detailed discussion of accelerated vesting clauses. The stock option/SAR value represents the intrinsic value of the unvested stock options and SARs that would have accelerated as of December 31, 2012, calculated as the excess of our share price of $34.59 on December 31, 2012, over the exercise price of the option/SAR, multiplied by the number of shares which would have become vested and exercisable. The value of unvested stock awards is based on the market value of our stock on December 31, 2012 multiplied by the number of shares.

          In connection with its approach to establishing and reviewing our compensation programs, the Compensation Committee considered whether our compensation programs are reasonably likely to have a material adverse effect on the Company and concluded that these programs do not, based on the following analysis:

  •
  Base compensation—this is a fixed amount based on market data, and accordingly, does not create any incentive for our employees to take undue risks.

  •
  Annual cash incentive opportunity—this element focuses on the achievement of annual (rather than long-term) Company and individual goals, but does not represent a significant percentage of our employees' total compensation. For our NEOs, the Compensation Committee believes that this annual bonus program appropriately balances risk and the desire to focus the NEOs on specific annual goals important to our success, and that it does not encourage an NEO to take unnecessary or excessive risks which could have a material adverse effect on the Company.

  •
  Discretionary long-term equity incentive awards—this element further aligns our employees' interests with those of our stockholders and constitutes a significant percentage of the overall compensation provided to our NEOs. The Compensation Committee believes that these awards do not encourage our employees to take unnecessary or excessive risks which could have a material adverse effect on the Company, as the ultimate value of the equity awards is tied to the long-term price of our stock. In addition, grants are only made periodically pursuant to our equity compensation grant policy as described above. Such awards are subject to long-term vesting schedules, and for our NEOs in conjunction with our NEO Stock Ownership Guidelines, help ensure that our NEOs have significant value tied to long-term stock price performance.

  •
  Performance long-term equity incentive awards—The Compensation Committee believes that these awards do not encourage our employees to take unnecessary or excessive risks which could have a material adverse effect on the Company, as the ultimate value of the equity awards is tied to the long-term price of our stock. The program is performance based and tied to the achievement of the Company's financial goals.

  •
  401(k) plan and general benefit programs—these compensation programs are available to all employees, and because of the limited compensatory value and non-discriminatory nature of such programs, do not create an incentive for our employees to take undue risks.

PROPOSAL NO. 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        At the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company for fiscal 2013. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board of Directors has decided to ascertain the position of the stockholders on the appointment. This firm has audited the Company's financial statements since the Company's inception. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

        The affirmative vote of the majority of the Votes Cast will be required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2013.

RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.

AUDIT AND NON-AUDIT FEES

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP ("PwC") for the audits of the Company's consolidated annual financial statements, effectiveness of the Company's internal control over financial reporting, and the reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q during the fiscal years ended December 31, 2012 and 2011, and fees billed for other services rendered by PwC during those periods.

	Fiscal 2012	Fiscal 2011
Audit Fees(1)	$1,969,953	$1,862,655
Tax Fees(2)	230,995	154,222
All Other Fees(3)	1,800	13,818

Total	$2,202,748	$2,030,695

(1)
Audit fees consist of fees billed for professional services rendered for the audits of the Company's consolidated annual financial statements, effectiveness of the Company's internal control over financial reporting, and review of interim consolidated financial statements that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

(2)
Tax Fees consist of fees billed for professional services rendered for the preparation of federal, state and foreign income tax returns, transfer pricing studies and tax planning.

(3)
All Other Fees consist of fees related to the Company's license of accounting research software owned by PwC.

        The Company did not incur any other fees for professional services rendered by PwC other than those disclosed above for the fiscal years 2012 and 2011.

AUDIT COMMITTEE PRE-APPROVAL PROCESS

        Pursuant to our Audit Committee Charter, before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit, tax or non-audit services, the Audit Committee pre-approves the engagement. Audit Committee pre-approval of audit, tax and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company's engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Exchange Act to the Company's management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit or tax service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit or tax services (other than review and attest services) also is not required if such services fall within available exceptions established by the SEC. The Audit Committee pre-approved all 2012 audit, tax, and non-audit services.

 REPORT OF THE AUDIT COMMITTEE

        The Company's Audit Committee consists of Mr. Geremski, who serves as the Chairman, Mr. Foster and Mr. Lendau. The Audit Committee is responsible for, among other duties, reviewing the Company's internal audit, compliance and accounting processes, reviewing the results and scope of services provided by the Company's independent registered public accounting firm and reviewing and discussing audited financial statements, management's assessment of internal control over financial reporting under Section 404 of the Sarbanes Oxley Act of 2002 and other matters with the management of the Company. During the Last Fiscal year, the Audit Committee held eight meetings during which they reviewed and discussed financial presentations, compliance issues and related matters. The Audit Committee also met with management to review and discuss the Company's audited financial statements. In addition, the Audit Committee also met with the Company's independent public accounting firm to discuss the audit for the Last Fiscal Year and to verify that the audit was performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee has also received from, and discussed with, the Company's independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standard (SAS) No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the Company's independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding communications concerning independence, and has discussed with the independent accountant the independent accountant's independence. Based on all of the reviews and discussions discussed above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the 2012 Fiscal Year.

        Our Board of Directors has determined that each of the members who have served on the Audit Committee during their respective terms during the Last Fiscal Year, were independent under Securities and Exchange Commission's ("SEC") rules and under NASDAQ Marketplace Rule 5605. Furthermore, the Board has determined that Mr. Geremski is an "audit committee financial expert" under SEC definitions and has accounting or related financial expertise under NASDAQ listing standards. No member of the Audit Committee serves on more than three Boards of publicly-held companies.

        The Company has adopted an Audit Committee Charter. Our Audit Committee Charter is available on our website at www.arthrocare.com. We intend to post all amendments, if any, to our Audit Committee Charter on our website.

Respectfully submitted,
Terrence E. Geremski, Chairman James G. Foster Tord B. Lendau

        The foregoing Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2012 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	3,061,380	$28.65	3,005,859
Equity compensation plans not approved by security holders(2)	183,940	$33.93	—

Total	3,245,320	$28.95	3,005,859

(1)
Includes 33,730 shares remaining available for future issuance under the Company's Employee Stock Purchase Plan.

(2)
Consists of shares issuable under our Amended and Restated Non-statutory Option Plan, which does not require the approval of, and has not been approved by, our stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the Last Fiscal Year, Messrs. Ahrens, Foster and Wilson and Dr. Boyan served as members of the Compensation Committee of the Board of Directors. None of such Compensation Committee members has ever been an officer or employee of the Company or any of its subsidiaries. In addition, during the Last Fiscal Year, no member of our Board of Directors or of our Compensation Committee, and none of our executive officers, served as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as members of our Board of Directors or our Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under its charter, the Audit Committee is responsible for reviewing and approving all related party transactions, regardless of the dollar amount involved, that, if entered into, would be required to be disclosed under the rules and regulations of the SEC. The Committee defines related parties in accordance with ASC 850. No member of the Audit Committee having an interest in a related-party transaction may participate in any decision regarding that transaction.

        No related party transactions as defined by Regulation S-K Item 404(a) have occurred since January 1, 2012.

CODE OF ETHICS

        The Company has adopted a Code of Business Conduct and Ethics, which is intended to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated there under. The Code of Business Conduct and Ethics applies to all of our directors, officers, employees and agents. A copy of the Code of Ethics is available on our website at www.arthrocare.com. We intend to post any amendments to, or waivers from, if any, our Code of Business Conduct and Ethics on our website.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board of Directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

        THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ARTHROCARE CORPORATION, 7000 W. WILLIAM CANNON, BUILDING ONE, AUSTIN, TEXAS 78735.

THE BOARD OF DIRECTORS

Dated: April 1, 2013

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000172257_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Christian P. Ahrens 02 Gregory A. Belinfanti 03 Barbara D. Boyan, Ph.D. 04 David Fitzgerald 05 James G. Foster 06 Terrence E. Geremski 07 Tord B. Lendau 08 Peter L. Wilson ARTHROCARE CORPORATION 7000 WEST WILLIAM CANNON BUILDING ONE AUSTIN, TX 78735 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 To approve, by non-binding vote, the compensation of the company's named executive officers. 3 To ratify the appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the 2013 fiscal year. NOTE: In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the 2013 Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the above nominees are unable to serve. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000172257_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement/10K is/are available at www.proxyvote.com . ARTHROCARE CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 22, 2013 The stockholders hereby appoint David Fitzgerald and Todd Newton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ArthroCare Corporation that the stockholder (s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m. local time, on May 22, 2013 at ArthroCare Corporation, 7000 West William Cannon, Building One, Austin Texas 78735, and any adjournments or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side

QuickLinks

IMPORTANT NOTICE
2013 ANNUAL MEETING OF STOCKHOLDERS
Security Ownership of Beneficial Owners of More Than Five Percent of Our Stock
Security Ownership of Our Management and Directors:(10)
2012 Director Compensation — Annual Cash and Equity Value
2012 Director Compensation Table
Peer Group Companies July 2011
Peer Group Companies August 2012
2012 Target Total Direct Compensation
Base Compensation for the Fiscal Years 2011, 2012 and 2013
2012 Executive Bonus Plan Calculations for Fiscal 2012—Company Performance
  COMPENSATION COMMITTEE REPORT
  SUMMARY EXECUTIVE OFFICER COMPENSATION
REPORT OF THE AUDIT COMMITTEE